Exhibit 3.1

THE COMPANIES ACT (AS AMENDED)

OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

ZKH Group Limited

(Adopted by Special Resolution on January 29, 2022 and became effective on February 24, 2022)

THE COMPANIES ACT (AS AMENDED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

ZKH Group Limited

(Adopted by Special Resolution on January 29, 2022 and became effective on February 24, 2022)

1.             The name of the Company is ZKH Group Limited.

2.             The Registered Office of the Company will be situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, or such other place in the Cayman Islands as the Directors may, from time to time decide, being the registered office of the Company.

3.             Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or as revised, or any other law of the Cayman Islands.

4.             The liability of each Member of the Company is limited to the amount from time to time unpaid on such Member’s shares.

5.             Shares in the Company shall be issued in the currency of the United States of America.

6.             The share capital of the Company is US$50,000 divided into 500,000,000,000 Shares of a nominal or par value of US$0.0000001 each, consisting of: (i) 495,803,818,087 Ordinary Shares of par value of US$0.0000001 each, (ii) 57,541,800 Series Seed Preferred Shares of a nominal or par value of US$0.0000001 each, (iii) 58,480,000 Series A Preferred Shares of a nominal or par value of US$0.0000001 each, (iv) 84,480,000 Series A+ Preferred Shares of a nominal or par value of US$0.0000001 each, (v) 734,209,000 Series B Preferred Shares of a nominal or par value of US$0.0000001 each, (vi) 277,730,000 Series B+ Preferred Shares of a nominal or par value of US$0.0000001 each, (vii) 604,820,600 Series C-1 Preferred Shares of a nominal or par value of US$0.0000001 each, (viii) 372,859,000 Series C-2 Preferred Shares of a nominal or par value of US$0.0000001 each, (ix) 705,523,600 Series D-1 Preferred Shares of a nominal or par value of US$0.0000001 each, (x) 105,302,000 Series D-2 Preferred Shares of a nominal or par value of US$0.0000001 each, (xi) 803,222,500 Series E Preferred Shares of a nominal or par value of US$0.0000001 each, and (xii) 392,013,413 Series F Preferred Shares of a nominal or par value of US$0.0000001 each, with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Act (As Revised) of the Cayman Islands and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.             If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Act and, subject to the provisions of the Companies Act and these Articles, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

8.             Shares of the Company may be issued as registered shares only. The Company shall not issue shares in bearer form.

9.             Capitalized terms that are not defined in this Memorandum of Association bear the same meanings as those given in these Articles of Association of the Company.

TABLE OF CONTENTS

INTERPRETATION	1
PRELIMINARY	5
SHARES	6
MODIFICATION OF RIGHTS	8
CERTIFICATES	8
FRACTIONAL SHARES	9
LIEN	9
CALLS ON SHARES	9
FORFEITURE OF SHARES	10
TRANSFER OF SHARES	11
TRANSMISSION OF SHARES	11
ALTERATION OF SHARE CAPITAL	12
REDEMPTION, PURCHASE AND SURRENDER OF SHARES	12
TREASURY SHARES	13
GENERAL MEETINGS	13
NOTICE OF GENERAL MEETINGS	14
PROCEEDINGS AT GENERAL MEETINGS	14
VOTES OF SHAREHOLDERS	16
CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS	17
DEPOSITARY AND CLEARING HOUSES	17
DIRECTORS	17
ALTERNATE DIRECTOR OR PROXY	18
POWERS AND DUTIES OF DIRECTORS	19
BORROWING POWERS OF DIRECTORS	20
THE SEAL	20
DISQUALIFICATION OF DIRECTORS	21
PROCEEDINGS OF DIRECTORS	21
PRESUMPTION OF ASSENT	23
DIVIDENDS	23
ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION	24
CAPITALIZATION OF RESERVES	25
SHARE PREMIUM ACCOUNT	26
NOTICES	26
INFORMATION	27
INDEMNITY	28
FINANCIAL YEAR	28
NON-RECOGNITION OF TRUSTS	28
WINDING UP	29
AMENDMENT OF ARTICLES OF ASSOCIATION	29
CLOSING OF REGISTER OR FIXING RECORD DATE	29
REGISTRATION BY WAY OF CONTINUATION	30
DISCLOSURE	30
SCHEDULE A	31

THE COMPANIES ACT (AS AMENDED)

OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ZKH Group Limited

(Adopted by Special Resolution on January 29, 2022 and became effective on February 24, 2022)

INTERPRETATION

1.             In these Articles (including Schedule A attached thereto) and the Memorandum, the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context. Capitalized terms used but not otherwise defined in these Articles (including Schedule A attached thereto) shall have the meanings given to them in the Shareholders Agreement (as defined below):

“Affiliate”	means include affiliated entities and affiliated persons. Any entity shall be deemed to be an affiliated entity of a certain entity in any of the following circumstances: (i) any entity directly or indirectly controls, is controlled by, or is under common control with such entity; or (ii) fifty percent (50%) or more of the registered capital, voting, equity or decision-making power of any entity is owned, directly or indirectly, by such entity (and vice versa); or (iii) such entity, by contract, directorship or otherwise, directs, influences or sets the direction of the decision-making, development, management and policies of the entity (and vice versa); or (iv) any entity with respect to which such entity’s Affiliates serve as a director, partner, shareholder, senior management; “affiliated person” means the close relative of a natural person, including parents, spouse, siblings and their spouses, and adult children and their spouses; with respect to YF Capital, its Affiliates mean: (i) any of YF RMB Funds or YF USD Funds; (ii) any other fund or special purpose investment vehicle managed or sponsored by any YF Advisor; or (iii) any portfolio company Controlled by any of the foregoing. For the purpose of this definition, “YF RMB Fund” shall mean any of the following: (i)上海云锋创业投资中心（有限合伙）; (ii)上海云锋新创股权投资中心（有限合伙）; (iii)上海云锋新呈投资中心（有限合伙）; (iv)上海云锋麒泰投资中心（有限合伙）; and (v) 海南云锋基金中心（有限合伙）. “YF USD Fund” shall mean any of the following: (i) Yunfeng Fund, L.P., (ii) Yunfeng Fund II, L.P.; (iii) Yunfeng Fund III, L.P.; and (iv) Yunfeng Fund IV, L.P. “YF Advisor” means “Yunfeng Offshore Advisor” or “Yunfeng Onshore Advisor”. “YF Offshore Advisor” means Yunfeng Capital Limited. “YF Onshore Advisor” means 上海云锋投资管理有限公司 or 上海云锋新创投资管理有限公司, as the case may be. For the avoidance of doubt, YF Capital shall not be deemed an Affiliate of Alibaba Group Holding Limited or 蚂蚁科技集团股份有限公司; with respect to CSRF, its “Affiliates” mean China Chengtong Holding Group Co., Ltd.( 中国诚通控股集团有限公司), Chengtong Fund Management Co., Ltd.( 诚通基金管理有限公司), or subsidiaries wholly owned or controlled by any of them, and funds or special purpose investment entities managed or initiated by any of the foregoing entities individually or jointly; or portfolio companies which are controlled by any of the foregoing entities alone or under common control.

“Articles”	means these articles of association of the Company, as amended or substituted from time to time;

“Board” and “Board of Directors” and “Directors”	means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof;

“Chairman”	means the chairman of the Board of Directors;

“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;

“Company”	means ZKH Group Limited, a Cayman Islands exempted company;

“Companies Act”	means the Companies Act (As Amended) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“electronic”	means the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“electronic communication”	means electronic posting to the Company’s website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by the Board;

“Electronic Transactions Act”	means the Electronic Transactions Act (2003 Revision) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“Law”	means the Companies Act and every other law and regulation of the Cayman Islands for the time being in force concerning companies and affecting the Company;

“Memorandum”	means the memorandum of association of the Company, as amended or substituted from time to time;

“month”	means calendar month;

“Ordinary Resolution”	means a resolution:

(a)       passed by a simple majority of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company; or

(b)       approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“Ordinary Shares”	means an ordinary share of a nominal or par value of US$0.0000001 each in the capital of the Company;

“paid up”	means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up;

“Person”	means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Preferred Shares”	means a preferred share of a nominal or par value of US$0.0000001 each in the capital of the Company;

“Register” or “Register of Members”	means the register of Members of the Company maintained in accordance with the Companies Act;

“Registered Office”	means the registered office of the Company as required by the Companies Act;

“Schedule A”	means the Schedule A attached to the Articles;

“Seal”	means the common seal of the Company (if adopted) including any facsimile thereof;

“Secretary”	means any Person appointed by the Directors to perform any of the duties of the secretary of the Company;

“Share”	means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share;

“Shareholder” or “Member”	means a Person who is registered as the holder of Shares in the Register;

“Shareholders Agreement”	means the Shareholders Agreement dated February 24, 2022 by and among the Company, the Founder, the holder of the Ordinary Shares and Preferred Shares and certain other parties named therein.

“Share Premium Account”	means the share premium account established in accordance with these Articles and the Companies Act;

“signed”	means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

“Special Resolution”	means a special resolution of the Company passed in accordance with the Law, being a resolution:

(a)       passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, and in computing a majority where a poll is taken, regard shall be had to the number of votes to which each Shareholder is entitled; or

(b)       approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Companies Act; and

“year”	means calendar year.

2.             In these Articles, save where the context requires otherwise:

(a)           words importing the singular number shall include the plural number and vice versa;

(b)           words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)           the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)           reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)           reference to a statutory enactment shall include reference to any amendment or reenactment thereof for the time being in force;

(f)            reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)           reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another;

(h)           any requirements as to delivery under the Articles include delivery in the form of an electronic record (as defined in the Electronic Transactions Act) or an electronic communication;

(i)            any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act; and

(j)            Sections 8 and 19 of the Electronic Transactions Act shall not apply.

3.             Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.             To the extent applicable, these Articles shall be subject in all respects to Schedule A.

5.             The business of the Company may be conducted as the Directors see fit.

6.             The Registered Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

7.             The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortized over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

8.             The Directors shall keep, or cause to be kept, the Register at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register shall be kept at the Registered Office.

SHARES

9.             Subject to these Articles (including Schedule A), all Shares for the time being unissued shall be under the control of the Directors who may:

(a)           issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)           grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. For the avoidance of double, the Directors may in their absolute discretion and without approval of the existing Members, issue shares, grant rights over existing shares or issue other securities in one or more series as they deem necessary and appropriate and determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the shares held by existing Members, at such times and on such other terms as they think proper.

10.           Subject to Schedule A to these Articles, the Directors may authorize the division of Shares into any number of Classes and the different Classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or by a Special Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate. With respect to any series of preference shares, the Directors may determine the terms and rights of that series, including:

(a)           the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)           whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)           the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of preferred shares;

(d)           whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)           the amount or amounts payable upon preferred shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(f)            whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)           whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)           the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)            the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)            any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

11.           The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

12.           The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

13.           Subject to Schedule A, whenever the capital of the Company is divided into different Classes the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class, only be materially adversely varied with the consent in writing of the holders of a majority of the issued Shares of that Class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the Shares of that Class. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes.

14.           The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company. The rights of the holders of Shares shall not be deemed to be materially adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

CERTIFICATES

15.           Every Person whose name is entered as a Member in the Register may, in the discretion of the Directors, receive without payment a certificate within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) in the form determined by the Directors. All certificates shall specify the Share or Shares held by that Person and the amount paid up thereon, provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the Register.

16.           Every share certificate of the Company shall bear legends required under the applicable laws.

17.           Any two or more certificates representing Shares of any one Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of US$1.00 or such smaller sum as the Directors shall determine.

18.           If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

19.           In the event that Shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

FRACTIONAL SHARES

20.           The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

21.           [Intentionally Omitted]

22.           [Intentionally Omitted]

23.           [Intentionally Omitted]

24.           [Intentionally Omitted]

CALLS ON SHARES

25.           Subject to the terms of the allotment, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

26.           The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

27.           If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

28.           The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

29.           The Directors may make arrangements with respect to the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

30.           The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES

31.           Subject to Schedule A, if a Shareholder fails to pay any call or installment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

32.           The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

33.           If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

34.           A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

35.           A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

36.           A certificate in writing under the hand of a Director of the Company that a Share has been duly forfeited on a date stated in the certificate, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

37.           The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favor of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

38.           The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

39.           Subject to Schedule A, the instrument of transfer of any Share shall be in writing and in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

40.           (a)           The Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien.

(b)           The Directors may also decline to register any transfer of any Share unless:

i.             the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

ii.            the instrument of transfer is in respect of only one Class of Shares;

iii.           the instrument of transfer is properly stamped, if required;

iv.          in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; or

v.           the Shares transferred are free of any lien in favor of the Company.

41.           The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the applicable laws, be suspended and the Register closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register of Members closed for more than 30 days in any year.

42.           All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within three months after the date on which the transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal.

TRANSMISSION OF SHARES

43.           The legal personal representative of a deceased sole holder of a Share shall be the only Person recognized by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognized by the Company as having any title to the Share.

44.           Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

45.           A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

ALTERATION OF SHARE CAPITAL

46.           Subject to Schedule A, the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

47.           Subject to Schedule A, the Company may by Ordinary Resolution:

(a)           consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)           convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)           subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)           cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

48.           Subject to Schedule A, the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

49.           Subject to the provisions of the Companies Act and these Articles (including Schedule A), the Company may:

(a)           issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by either the Board or by the Members by Special Resolution;

(b)           purchase its own Shares (including any redeemable Shares) in such manner and upon such terms as have been approved by the Board or by the Members by Ordinary Resolution, or are otherwise authorized by these Articles; and

(c)           make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act, including out of capital.

50.           The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

51.           The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

52.           The Directors may accept the surrender for no consideration of any fully paid Share.

TREASURY SHARES

53.           Subject to Schedule A, the Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

54.           The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

GENERAL MEETINGS

55.           All general meetings other than annual general meetings shall be called extraordinary general meetings.

56.           (a)           The Company may in each year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors.

(b)           At these meetings the report of the Directors (if any) shall be presented.

57.           (a)           The Directors (acting by a resolution of the Board) or the Chairman may call general meetings. In addition, the Directors shall, on a Shareholders’ requisition, forthwith proceed to convene an extraordinary general meeting of the Company.

(b)           A Shareholders’ requisition is a requisition of one or more Members holding, at the date of deposit of the requisition, Shares which represent, in aggregate, not less than one-third of the votes attaching to all issued and outstanding Shares which, as at that date of the deposit, carry the right to vote at general meetings of the Company.

(c)           The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

(d)           If the Directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said 21 days.

(e)           A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

58.           At least 7 days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)           in the case of an annual general meeting by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

(b)           in the case of an extraordinary general meeting by a majority in number of the Shareholders (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent in par value of the Shares giving that right.

59.           The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

60.           No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. One or more Members holding shares which represent, in aggregate, not less than one-third of the votes attaching to all issued and outstanding Shares and entitled to vote, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, shall be a quorum for all purposes.

61.           If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

62.           If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

63.           The chairman, if any, of the Directors shall preside as chairman at every general meeting of the Company.

64.           If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or Person nominated by the Directors shall preside as chairman of that meeting, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of that meeting.

65.           The chairman may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

66.           The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

67.           At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or any Shareholder holding at least ten percent of the Shares given a right to vote at the meeting, present in person or by proxy, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

68.           If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

69.           In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

70.           A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS

71.           Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote, and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which he or the Person represented by proxy is the holder. The holders of Preferred Shares will vote together on an as-converted basis with the holders of Ordinary Shares and not as a separate class, except as specifically provided herein or as otherwise required by Companies Acts. Each Preferred Share shall have a number of votes equal to the number of votes attributable to the Ordinary Shares then issuable upon conversion of such Preferred Share.

72.           In the case of joint holders the vote of the senior holder who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

73.           A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

74.           No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

75.           On a poll votes may be given either personally or by proxy.

76.           The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorized in writing or, if the appointer is a corporation, either under Seal or under the hand of an officer or attorney duly authorized. A proxy need not be a Shareholder.

77.           An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

78.           The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a)           not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)           in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)           where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the registered office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The Chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

79.           The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

80.           A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

81.           Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorize such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DEPOSITARY AND CLEARING HOUSES

82.           If a recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorize such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any Class of Shareholders of the Company provided that, if more than one Person is so authorized, the authorization shall specify the number and Class of Shares in respect of which each such Person is so authorized. A Person so authorized pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorization, including the right to vote individually on a show of hands.

DIRECTORS

83.           (a)           Subject to Schedule A, the number of Directors shall consist of up to eleven (11) members, which maximum number of members shall not be changed except pursuant to an amendment to the restated articles, and the quorum necessary for the transaction of the business of the directors may be fixed by the board, and unless so fixed, the quorum shall be a majority of directors then in office (including all Investor Directors).

(b)           Each Director shall hold office until the expiration of his term as provided in the written agreement relating to the Director’s term, if any, and until his successor shall have been elected or appointed.

(c)           The Board of Directors shall have a Chairman elected and appointed by a majority of the Directors then in office. The period for which the Chairman will hold office will also be determined by a majority of all of the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent the Chairman is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairman of the meeting.

(d)           Subject to Schedule A, the Board, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, may at any time and from time to time appoint any person to be a Director to fill a casual vacancy arising from the resignation of a former Director or as an addition to the existing Board.

84.           The Board may, from time to time, and except as required by applicable law, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

85.           A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings.

86.           The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

87.           The Directors shall be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

ALTERNATE DIRECTOR OR PROXY

88.           Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be required to sign such written resolutions where they have been signed by the appointing director, and to act in such Director’s place at any meeting of the Directors at which the appointing Director is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director of the Company and shall not be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

89.           Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

90.           Subject to the Companies Act, these Articles (including Schedule A) and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

91.           Subject to these Articles (including Schedule A), the Directors may from time to time appoint any natural person or corporation, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of chief executive officer, one or more other executive officers, vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

92.           The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

93.           The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

94.           The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorized signatory (any such person being an “Attorney” or “Authorized Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorized Signatory as the Directors may think fit, and may also authorize any such Attorney or Authorized Signatory to delegate all or any of the powers, authorities and discretion vested in him.

95.           The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

96.           The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

97.           The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

98.           Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

BORROWING POWERS OF DIRECTORS

99.           Subject to Schedule A, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

100.         The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixing of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

101.         The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixing of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

102.         Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

103.         The office of Director shall be vacated, if the Director:

(a)           becomes bankrupt or makes any arrangement or composition with his creditors;

(b)           dies or is found to be or becomes of unsound mind;

(c)           resigns his office by notice in writing to the Company;

(d)           without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated; or

(e)           is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

104.         The Directors may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Subject to Schedule A, questions arising at any meeting shall be decided by a majority of votes. At any meeting of the Directors, each Director present in person or represented by his proxy or alternate shall be entitled to one vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

105.         A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

106.         Subject to Schedule A, the quorum necessary for the transaction of the business of the Board shall be four (4) Directors. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

107.         A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the applicable laws and disqualification by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

108.         A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

109.         Any Director may act by himself or through his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorize a Director or his firm to act as auditor to the Company.

110.         The Directors shall cause minutes to be made for the purpose of recording:

(a)           all appointments of officers made by the Directors;

(b)           the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)           all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

111.         When the Chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

112.         A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

113.         The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

114.         Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

115.         A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

116.         All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

117.         A Director of the Company who is present at a meeting of the Board of Directors at which an action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

DIVIDENDS

118.         Subject to any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorize payment of the same out of the funds of the Company lawfully available therefor.

119.         Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

120.         The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalizing dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

121.         Any dividend payable in cash to the holder of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register, or addressed to such person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

122.         The Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Directors may fix the value of such specific assets, may determine that cash payment shall be made to some Shareholders in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

123.         Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

124.         If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

125.         No dividend shall bear interest against the Company.

126.         Any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

127.         The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

128.         The books of account shall be kept at the Registered Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

129.         Subject to Schedule A, the Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorized by the Directors or by Ordinary Resolution.

130.         The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

131.         The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

132.         Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

133.         The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

134.         The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALIZATION OF RESERVES

135.         Subject to the Companies Act and these Articles (including Schedule A), the Directors may, with the authority of an Ordinary Resolution:

(a)           resolve to capitalize an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)           appropriate the sum resolved to be capitalized to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)           paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)          paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)           make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalized reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)           authorize a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)           the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalization, or

(ii)          the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalized) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)           generally do all acts and things required to give effect to the resolution.

SHARE PREMIUM ACCOUNT

136.         The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

137.         There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

138.         Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it by airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

139.         Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

140.         Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

141.         Any notice or other document, if served by:

(a)           post, shall be deemed to have been served five days after the time when the letter containing the same is posted;

(b)           facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)           recognized courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)           electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

142.         Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

143.         Notice of every general meeting of the Company shall be given to:

(a)           all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)           every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INFORMATION

144.         No Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public.

145.         The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register and transfer books of the Company.

INDEMNITY

146.         Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

147.         No Indemnified Person shall be liable:

(a)           for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company;

(b)           for any loss on account of defect of title to any property of the Company;

(c)           on account of the insufficiency of any security in or upon which any money of the Company shall be invested;

(d)           for any loss incurred through any bank, broker or other similar Person;

(e)           for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)            for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto; unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud.

FINANCIAL YEAR

148.         Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each year and shall begin on January 1st in each year.

NON-RECOGNITION OF TRUSTS

149.         No Person shall be recognized by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register.

WINDING UP

150.         Subject to Schedule A, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, divide amongst the Members in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

151.         Subject to Schedule A, if the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

AMENDMENT OF ARTICLES OF ASSOCIATION

152.         Subject to the Companies Act and Schedule A, the Company may at any time and from time to time by Special Resolution alter or amend the Memorandum or these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

153.         For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

154.         In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

155.         If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

156.         The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DISCLOSURE

157.         The Directors, or any service providers (including the officers, the Secretary and the registered office agent of the Company) specifically authorized by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

SCHEDULE A

The rights, preferences and privileges and restrictions pertaining to the Ordinary Shares and Preferred Shares shall be as hereinafter specified in this Schedule A.

Section 1.     DEFINITIONS

Capitalized terms used but not otherwise defined in this Schedule A shall have the meanings given to them in the Shareholders Agreement.

Section 2.     CORPORATE GOVERNANCE

2.1.	Composition of Board

(i)	The Company’s Board shall consist of up to eleven (11) directors with the composition as follows: (i) the Founder shall have right to appoint, remove and replace six (6) directors; and (ii) each of Tiger Fund, Eastern Bell, Genesis Capital, Tencent and YF Capital shall have right to appoint, remove and replace one (1) director (each a “Investor Director”; collectively the “Investor Directors”), so long as they continue to hold shares in the Company.

(ii)	Each of Tembusu, Shell, Skycus, CSRF, CIC and the Series F Lead Investor shall have right to appoint, remove and replace one (1) observer (each an “Observer”; collectively the “Observers”), so long as they continue to hold shares in the Company. The Observers shall be entitled to attend all meetings of the Board and all of the Subsidiary Board (as defined below) (including in-person meetings or, in lieu of in-person meetings, execution of Board resolutions by remotely exchanging signatures) in a non-voting capacity, receive copies of materials and minutes for the meetings of the Board (including notices, proposals and resolutions for the meetings of the Board), and raise suggestions and inquiries regarding the proposals to be reviewed and approved at the meetings of the Board of the Company.

(iii)	Upon request of any Investor Director, subject to applicable Laws, each Group Company shall, and the Parties hereto shall, as soon as possible, cause each Group Company to, (i) have a board of directors or similar governing body (the “Subsidiary Board”), (ii) the authorized size of each Subsidiary Board at all times be the same authorized size as the Board, and (iii) the composition of each Subsidiary Board at all times consist of the same persons as directors as those then on the Board of the Company.

(iv)	The quorum necessary for the transaction of the business of the directors may be fixed by the Board, and unless so fixed, the quorum shall be a majority of directors then in office (including all Investor Directors).

Section 3.     POST-CLOSING COVENANTS AND REDEMPTION

3.1	IPO Commitment

(i)	The Warrantors acknowledge and warrant that (i) if the Company fails to consummate the Qualified IPO or the Qualified Buyout Event on or prior to December 31, 2024 (the “Target IPO Period”), or (ii) upon the occurrence of any of the Redemption Events set forth in Section 3.2 of this Schedule A, the relevant Investors shall have the right to request the Company and/or the Actual Controller (as applicable) to redeem all or any part of the outstanding Preferred Shares held by such Investors in accordance with Section 3.2 of this Schedule A.

(ii)	The Actual Controller agrees to procure the Company to consummate the Qualified IPO and do his best to cooperate with the preparation and application for the Qualified IPO of the Company, including making necessary and reasonable supplements and revisions to the Shareholders Agreement and these Articles of the Company in accordance with the then-effective listing rules and guidance promulgated by the China Securities Regulatory Commission and/or overseas securities regulatory commission where the Company is to be listed and the requirements of the underwriters engaged by the Company in connection with the Qualified IPO.

3.2	Redemption

(i)	The right of redemption of Series Seed Investors shall be exercised in accordance with the following procedures:

(a)	Redemption Event

Upon the occurrence of any of the following circumstances (each a “Series Seed Redemption Event”; collectively the “Series Seed Redemption Events”), the Series Seed Investors (each a “Series Seed Redemption Party”; collectively the “Series Seed Redemption Parties”) shall have the right to request the Actual Controller to redeem all or any part of the outstanding Series Seed Preferred Shares held by such Series Seed Redemption Party; (the “Series Seed Redemption Right”):

(1)	Before the expiration of the Target IPO Period, the Company fails to have a registration statement filed to and accepted by the China Securities Regulatory Commission or the overseas securities regulatory institution or fails to consummate a Qualified Buyout Event;

(2)	The Actual Controller no longer devotes his full time and energy into the Group Companies;

(3)	The Company or the Domestic Company becomes bankrupt, is liquidated or has a receiver/trustee take possession of all or substantially all of its assets;

(4)	Material changes occur to the core business or the controlling shareholder of the Group Companies;

(5)	Without the approval of the Board of Directors of the Group Company, the Actual Controller engages in any Related-party Transaction and the Group Company outside the ordinary course of business, and such Related-party Transaction would cause material adverse impact upon the benefits and interests of the Series Seed Investors; or the Actual Controller seriously violates any laws or regulations;

(6)	The Actual Controller pledges all or any of its Equity Securities of the Group Companies, and the pledgee enforces such pledge over all or any of the Equity Securities held by the Actual Controller in the Group Companies.

(b)	Redemption Price

The redemption price for each of the Series Seed Preferred Shares held by the Series Seed Redemption Parties (the “Series Seed Redemption Price”) shall be calculated in accordance with the following formula:

Series Seed Redemption Price = I* (1+10%*N) + A - M

For the purpose of the foregoing formula, the following definitions shall apply,

I = Deemed Series Seed Issue Price.

N = a fraction, the numerator of which is the number of calendar days between the Deemed Series Seed Issue Date and the date of redemption and the denominator of which is 365.

A = any declared but unpaid dividends for each of the Series Seed Preferred Shares held by the Series Seed Redemption Party.

M = any performance bonus or cash proceeds received from each of the Series Seed Preferred Shares owned due to capital increase, and any other compensation, indemnification or other proceeds (if any) received from the Founder and the Group Companies, which are actually received by the Series Seed Redemption Party, during the period from the Deemed Series Seed Issue Date until the date of receipt of the full amount of the Series Seed Redemption Price.

The Parties hereby acknowledge and agree that the Series Seed Redemption Price calculated under this Section 3.2(i)(b) represents the fair market value of the outstanding Series Seed Preferred Shares which the Series Seed Redemption Party proposes to be redeemed.

(ii)	The right of redemption by Series A Investors and Series A+ Investors shall be exercised in accordance with the following procedures:

(a)	Redemption Event

Upon the occurrence of any of the following circumstances (each a “Series A Redemption Event”; collectively the “Series A Redemption Events”), each of the Series A Investors and Series A+ Investors (each a “Series A Redemption Party”; collectively the “Series A Redemption Parties”) shall have the right to request the Company and/or the Founder to redeem all of the outstanding Series A Preferred Shares and/or Series A+ Preferred Shares held by such Series A Redemption Parties (the “Series A Redeemed Shares”) and the total amount of the Series A Redemption Price (as defined below) shall be paid in full within one hundred twenty (120) Business Days after the Series A Redemption Parties deliver their request for redemption (the “Series A Redemption Right”):

(1)	Before the expiration of the Target IPO Period, the Company fails to have a registration statement filed to and accepted by the China Securities Regulatory Commission or the overseas securities regulatory institution or fails to consummate a Qualified Buyout Event;

(2)	There is a material issue that prevents the Company from consummating the IPO, and such material issue fails to be resolved before the expiration of the Target IPO Period;

(3)	There is a breach by the Founder of any then-effective provisions of any agreements between the Series A Redemption Parties or their Affiliates and the Founder, which causes material adverse effect upon the normal operation of the Group Companies or causes material losses to the benefits and interests of the Series A Redemption Parties;

If the Series A Redemption Parties request the Founder to redeem all or any part of the outstanding Series A Redeemed Shares, the Founder shall procure the Board of Directors of the Company to vote for such redemption and execute all necessary legal instruments in connection with such redemption.

(b)	Redemption Price

The redemption price for each of the Series A Redeemed Shares held by the Series A Redemption Parties (the “Series A Redemption Price”) shall be calculated in accordance with the following formula:

Series A Redemption Price = I * (1+6%*T) + A - M

For the purpose of the foregoing formula, the following definitions shall apply,

I = Deemed Series A Issue Price or Deemed Series A+ Issue Price (as applicable).

T = a number, the numerator of which is the number of calendar days between the Deemed Series A Issue Date or Deemed Series A+ Issue Date (as applicable) and the date of receipt by the Series A Redemption Party of the full amount of the Series A Redemption Price and the denominator of which is 365.

A = any declared but unpaid dividends for each of the Series A Redeemed Shares held by the Series A Redemption Party.

M = any performance bonus or cash proceeds received from each of the Series A Redeemed Shares owned due to capital increase, and any other compensation, indemnification or other proceeds (if any) received from the Founder and the Group Companies, which are actually received by the Series A Redemption Party, during the period from Deemed Series A Issue Date or Deemed Series A+ Issue Date (as applicable) until the date of receipt by the Series A Redemption Party of the full amount of the Series A Redemption Price.

The Parties hereby acknowledge and agree that the Series A Redemption Price calculated under this Section 3.2 (ii)(b) represents the fair market value of the outstanding Series A Redeemed Shares which the Series A Redemption Party proposes to be redeemed.

(iii)	The right of redemption by Series B Investors, Series B+ Investors and Series C Investors shall be exercised in accordance with the following procedures:

(a)	Redemption Event

Upon the occurrence of any of the following events (each a “Series BC Redemption Event”; collectively the “Series BC Redemption Events”), each of the Series B Investors, Series B+ Investors and Series C Investors (each a “Series BC Redemption Party”; collectively the “Series BC Redemption Parties”) shall have the right to request the Company and/or the Founder (each a “Series BC Repurchaser”; collectively the “Series BC Repurchasers”) to redeem all or any part of the outstanding Series B Preferred Shares and/or Series B+ Preferred Shares and/or Series C Preferred Shares held by such Series BC Redemption Parties:

(1)	Before the expiration of the Target IPO Period, the Company fails to complete a Qualified IPO or a Qualified Buyout Event;

(2)	Within the Target IPO Period, after the investment bank or securities company engaged by the Company has notified the Company in writing that the Company has met the listing requirements, in which situation the Founder shall ensure that the Company shall convene the meetings of the Board and/or Shareholders (as applicable) as soon as possible after receiving such written notice to review and approve the IPO-related matters, and if the Series BC Redemption Party has agreed or voted for the IPO of the Company, the Founder (or the Founder Holdco, as applicable) votes against or abstains from voting on the IPO of the Company absent justification, which results in the failure of the Company to launch the IPO in a timely manner;

(3)	The Company fails to meet the listing requirements within the Target IPO Period, as evidenced by the failure for the Company to receive any written notice issued by the investment bank or securities company engaged by the Company, stating that the Company has met the listing requirements;

(4)	The Actual Controller is being untrustworthy, especially when the Company has any off-the-book income without the knowledge of the Series BC Redemption Parties;

(5)	The Actual Controller directly or indirectly disposes of in any manner (including, without limitation, transfer, gift, pledge, put in trust or custody) any shares of the Company directly held or indirectly controlled by him prior to the consummation of the Qualified IPO or the Qualified Buyout Event of the Company, unless otherwise agreed by the Series BC Redemption Parties;

(6)	The Actual Controller no longer devotes his full time and energy to the Group Companies, or there is any change of Control of the Group Companies (unless such change occurs due to the execution of any act-in-concert agreement for the IPO need);

(7)	Any material change occurs to the management personnel of the Group Companies (including without limitation termination of the employment between the Actual Controller and the Group Company);

(8)	Any material change occurs to the Principal Business of the Group Companies, unless otherwise agreed by the Series BC Redemption Parties;

(9)	Without the approval by the Board of the Group Company, the Group Company enters into a Related-party Transaction outside the ordinary course of business of the Group Company, or the Group Company provides guarantee for any Person other than the Subsidiaries indicated in the consolidated financial statements of the Company, and such Related-party Transaction or guarantee causes material adverse effect upon the benefits and interests of the Series BC Redemption Parties;

(10)	The Company or the Domestic Company has a receiver/trustee take possession of all or substantially all of its assets, becomes bankrupt or is liquidated;

(11)	The Company terminates its listing plan during the listing process, and such termination occurs after the expiration of the Target IPO Period;

(12)	The Company, the Domestic Company, or the Actual Controller is in a material breach of any then-effective provisions of any agreements with the Series BC Redemption Parties or their Affiliates, and such breach fails to be cured within thirty (30) calendar days after the Series BC Redemption Party delivers a written notice on the breach;

(13)	The Founder, the Domestic Company, or the Company seriously violates any administrative or criminal laws or regulations.

(b)	Redemption Method

At any time after the occurrence of any of the Series BC Redemption Events, the Series BC Redemption Party may deliver a written notice to the Actual Controller (the “Series BC Redemption Notice”), requesting any of the Series BC Repurchasers to redeem all or any of the outstanding Series B Preferred Shares and/or Series B+ Preferred Shares and/or Series C Preferred Shares held by such Series BC Redemption Party (the “Series BC Redeemed Shares”) at the Series BC Redemption Price (as defined below) (the “Series BC Redemption Right”). The Series BC Repurchasers shall redeem all of the Series BC Redeemed Shares held by the Series BC Redemption Parties and pay the full amount of the Series BC Redemption Price within three (3) months after receipt of the Series BC Redemption Notice (regardless of whether the registration and/or filing with the relevant Government Authorities has been completed in respect of such redemption or repurchase, to the extent such registration and/or filing is required under applicable laws). If the Series BC Redemption Parties request the Company to redeem the Series BC Redeemed Shares, the Founder shall be jointly and severally liable for such redemption by the Company for a period of two (2) years after the delivery of the Series BC Redemption Notice by the Series BC Redemption Parties; if the Series BC Redemption Parties request the Founder to redeem the Series BC Redeemed Shares, the Company shall be jointly and severally liable for such redemption by the Founder for a period of two (2) years after the delivery of the Series BC Redemption Notice by the Series BC Redemption Parties.

The other Shareholders of the Company hereby agree to unconditionally take any necessary measures and actions for exercise of the Series BC Redemption Right under this Section 3.2(iii).

(c)	Redemption Price

The redemption price for each of the Series BC Redeemed Shares held by the Series BC Redemption Parties (the “Series BC Redemption Price”) shall be calculated in accordance with the following formula:

Series BC Redemption Price = I * (1+8% or 6%*T) + A - M

For the purpose of the foregoing formula, the following definitions shall apply,

I = Deemed Series B Issue Price, or Deemed Series B+ Issue Price, Deemed Series C Issue Price (as applicable).

6% is applicable to Series B Investors and Series B+ Investors; 8% is applicable to Series C Investors.

T = a number, the numerator of which is the number of calendar days between the Deemed Series B Issue Date, Deemed Series B+ Issue Date, or Deemed Series C Issue Date (as applicable) and the date of receipt by the Series BC Redemption Party of the full amount of the Series BC Redemption Price and the denominator of which is 365.

A = any declared but unpaid dividends for each of the Series BC Redeemed Shares held by the Series BC Redemption Party.

M = any performance bonus and cash proceeds received from each of the Series BC Redeemed Shares owned due to capital increase, and any other compensation, indemnification or other proceeds (if any) received from the Founder and the Group Companies due to the occurrence of the Series BC Redemption Events, which are actually received by the Series BC Redemption Party, during the period from the Deemed Series B Issue Date, Deemed Series B+ Issue Date, or Deemed Series C Issue Date (as applicable) until the date of receipt by the Series BC Redemption Party of the full amount of the Series BC Redemption Price. For the avoidance of doubt, only if the Series BC Redemption Event is the cause of action that triggers the compensation or indemnification from the Founder or the Group Companies, such compensation or indemnification to the Series BC Redemption Party should be included in M.

The Parties hereby acknowledge and agree that the Series BC Redemption Price calculated under this Section 3.2(iii) represents the fair market value of the Series BC Redeemed Shares which the Series BC Redemption Party proposes to be redeemed.

(iv)	The right of redemption by Series D Investors shall be exercised in accordance with the following procedures:

(a)	Redemption Event

Upon the occurrence of any of the following circumstances (each a “Series D Redemption Event”; collectively the “Series D Redemption Events”), each of the Series D Investors (each a “Series D Redemption Party”; collectively the “Series D Redemption Parties”) shall have the right to request the Company and/or the Founder (each a “Series D Repurchaser”; collectively the “Series D Repurchasers”) to redeem all or any of the outstanding Series D Preferred Shares held by such Series D Redemption Parties:

(1)	Before the expiration of the Target IPO Period, the Company fails to complete a Qualified IPO or a Qualified Buyout Event;

(2)	Within the Target IPO Period, after the investment bank or securities company engaged by the Company has notified the Company in writing that the Company has met the listing requirements, in which situation the Founder shall ensure that the Company shall convene the meetings of the Board and/or Shareholders (as applicable) as soon as possible after receipt of the written notice to review and approve the IPO-related matters, and if the Series D Redemption Party has agreed or voted for the IPO of the Company, the Founder (or the Founder Holdco, as applicable) votes against or abstains from voting on the IPO of the Company absent justification, resulting in the failure for the Company to launch the IPO in a timely manner;

(3)	The Company fails to meet the listing requirements within the Target IPO Period, as evidenced by the failure for the Company to obtain the written notice issued by the investment bank or securities company engaged by the Company, stating that the Company has met the listing requirements;

(4)	The Actual Controller is being untrustworthy, especially when the Company has any off-the-book income without the knowledge of the Series D Redemption Parties;

(5)	The Actual Controller directly or indirectly disposes of in any manner (including, without limitation, transfer, gift, pledge, put in trust or custody) the shares of the Company directly held or indirectly controlled by him prior to the consummation of the Qualified IPO or the Qualified Buyout Event of the Company, unless otherwise agreed by the Series D Redemption Parties;

(6)	The Actual Controller no longer devotes his full time and energy to the Group Companies, or there is any change of Control of the Group Companies (unless such change occurs due to the execution of the act-in-concert agreement for the IPO need);

(7)	Any material change occurs to the management personnel of the Company (including without limitation termination of the employment between the Actual Controller and the Group Company);

(8)	Any material change occurs to the Principal Business of the Group Companies, unless otherwise agreed by the Series D Redemption Parties;

(9)	Without the approval by the Board of the Group Company, the Group Company enters into a Related-party Transaction outside the ordinary course of business of the Group Company, or the Group Company provides guarantee for any Person other than the Subsidiaries indicated in the consolidated financial statements of the Company, and such Related-party Transaction or guarantee causes material adverse effect upon the benefits and interests of the Series D Redemption Parties;

(10)	The Company or the Domestic Company has a receiver/trustee take possession of all or substantially all of its assets, becomes bankrupt or is liquidated;

(11)	The Company terminates its listing plan in the listing process, and such termination occurs after the expiration of the Target IPO Period;

(12)	The Company, the Domestic Company, or the Actual Controller is in a material breach of any then-effective provisions of any agreements with the Series D Redemption Parties or their Affiliates, and such breach fails to be cured within thirty (30) calendar days after the Series D Redemption Party delivers a written notice on the breach;

(13)	The Founder, the Domestic Company, or the Company seriously violates any administrative or criminal laws or regulations;

(14)	Any of the Series E Redemption Events (as defined below), Series BC Redemption Events, Series A Redemption Events or Series Seed Redemption Events occur, to the extent that such event is not listed under this Section 3.2(iv).

(b)	Redemption Method

At any time after the occurrence of any of the Series D Redemption Events, any of the Series D Redemption Parties may deliver a written notice to the Actual Controller (the “Series D Redemption Notice”), requesting any of the Series D Repurchasers to redeem all or any of the outstanding Series D Preferred Shares held by such Series D Redemption Party (the “Series D Redeemed Shares”) at the Series D Redemption Price (as defined below) (the “Series D Redemption Right”). The Series D Repurchasers shall redeem all of the Series D Redeemed Shares that the Series D Redemption Parties propose to be redeemed and pay the full amount of the Series D Redemption Price within two (2) months after receipt of the Series D Redemption Notice (regardless of whether the registration and/or filing with the relevant Government Authorities has been completed in respect of such redemption, to the extent such registration and/or filing is required under applicable laws). If the Series D Redemption Parties request the Company to redeem the Series D Redeemed Shares, the Founder shall be jointly and severally liable for such redemption by the Company; if the Series D Redemption Parties request the Founder to redeem the Series D Redeemed Shares, the Company shall be jointly and severally liable for such redemption by the Founder.

The other Shareholders of the Company hereby agree to unconditionally take any necessary measures and actions for exercise of the Series D Redemption Right under this Section 3.2(iv).

(c)	Redemption Price

The redemption price for each of the Series D Redeemed Shares held by the Series D Redemption Parties (the “Series D Redemption Price”) shall be calculated in accordance with the following formula:

Series D Redemption Price = I * (1+8%)N + A - M

For the purpose of the foregoing formula, the following definitions shall apply,

I = Deemed Series D Issue Price.

N = a number, the numerator of which is the number of calendar days between the Deemed Series D Issue Date and the date of receipt by the Series D Redemption Party of the full amount of the Series D Redemption Price and the denominator of which is 365.

A = any declared but unpaid dividends for each of the Series D Redeemed Shares held by the Series D Redemption Party.

M = any cash proceeds received from each of the Series D Redeemed Shares owned due to capital increase, and any other compensation, indemnification or other proceeds (if any) received from the Founder and the Group Companies due to the occurrence of the Series D Redemption Events, which are actually received by the Series D Redemption Party, during the period from the Deemed Series D Issue Date until the date of receipt by the Series D Redemption Party of the full amount of the Series D Redemption Price. For the avoidance of doubt, only if the Series D Redemption Event is the cause of action that triggers the compensation or indemnification from the Founder or the Group Companies, such compensation or indemnification to the Series D Redemption Party should be include in M.

The Parties hereby acknowledge and agree that the Series D Redemption Price calculated under this Section 3.2 (iv) represents the fair market value of the outstanding Series D Redeemed Shares which the Series D Redemption Party proposes to be redeemed.

(v)	The right of redemption by Series E Investors shall be exercised in accordance with the following procedures:

(a)	Redemption Event

Upon the occurrence of any of the following circumstances (each a “Series E Redemption Event”; collectively the “Series E Redemption Events”), each of the Series E Investors (each a “Series E Redemption Party”; collectively the “Series E Redemption Parties”) shall have the right to request the Company and/or the Founder (each a “Series E Repurchaser”; collectively the “Series E Repurchasers”) to redeem all or any of the outstanding Series E Preferred Shares held by such Series E Redemption Parties:

(1)	Before the expiration of the Target IPO Period, the Company fails to complete a Qualified IPO or a Qualified Buyout Event;

(2)	Within the Target IPO Period, after the investment bank or securities company engaged by the Company has notified the Company in writing that the Company has met the listing requirements, in which situation the Founder shall ensure that the Company shall convene the meetings of the Board and/or Shareholders (as applicable) as soon as possible after receipt of the written notice to review and approve the IPO-related matters, and if any Series E Redemption Party has agreed or voted for the IPO of the Company, the Founder (or the Founder Holdco, as applicable) votes against or abstains from voting on the IPO of the Company absent justification, which results in the failure for the Company to launch the IPO in a timely manner;

(3)	The Company fails to meet the listing requirements within the Target IPO Period, as evidenced by the failure for the Company to obtain the written notice issued by the investment bank or securities company engaged by the Company, stating that the Company has met the listing requirements;

(4)	The Actual Controller is being untrustworthy, especially when the Company has any off-the-book income without the knowledge of the Series E Redemption Parties;

(5)	The Actual Controller directly or indirectly disposes of in any manner (including, without limitation, transfer, gift, pledge, put in trust or custody) the shares of the Company directly held or indirectly controlled by him prior to the consummation of the Qualified IPO or the Qualified Buyout Event of the Company, unless otherwise agreed by the Series E Redemption Parties in writing;

(6)	The Actual Controller no longer devotes his full time and energy to the Group Companies, or there is any change of Control of the Group Companies (unless such change occurs due to the execution of the act-in-concert agreement for the IPO need);

(7)	Any material change occurs to the management personnel of the Group Company (including without limitation termination of the employment between the Actual Controller with the Group Company);

(8)	Any material change occurs to the Principal Business of the Group Companies, unless otherwise agreed by the Series E Redemption Parties in writing;

(9)	Without the approval by the Board of the Group Company, any Group Company enters into a Related-party Transaction with its Affiliate outside the ordinary course of business of such Group Company, or any Group Company provides guarantee for any Person other than the Subsidiaries indicated in the consolidated financial statements of the Company, and such Related-party Transaction or guarantee causes material adverse effect upon the benefits and interests of the Series E Redemption Parties;

(10)	The Company or the Domestic Company has a receiver/trustee take possession of all or substantially all of its assets, becomes bankrupt or is liquidated;

(11)	The Company terminates its listing plan in the listing process, and such termination occurs after the expiration of the Target IPO Period;

(12)	The Company, the Domestic Company, or the Actual Controller is in a material breach of any then-effective provisions of any agreements with the Series E Redemption Parties or their Affiliates, and such breach fails to be cured within thirty (30) calendar days after any Series E Redemption Party delivers a written notice on the breach;

(13)	The Founder, the Domestic Company, or the Company seriously violates any administrative or criminal laws or regulations;

(14)	Any of the Series D Redemption Events, Series BC Redemption Events, Series A Redemption Events or Series Seed Redemption Events occur, to the extent that such event is not listed under this Section 3.2(v).

(b)	Redemption Method

At any time after the occurrence of any of the Series E Redemption Events, any of the Series E Redemption Parties may deliver a written notice to any of the Series E Repurchasers (the “Series E Redemption Notice”), requesting such Series E Repurchasers to redeem all or any of the outstanding Series E Preferred Shares held by such Series E Redemption Party (the “Series E Redeemed Shares”) at the Series E Redemption Price (as defined below) (the “Series E Redemption Right”). The Series E Repurchasers shall redeem all of the Series E Redeemed Shares that the Series E Redemption Parties propose to be redeemed and pay the full amount of the Series E Redemption Price within three (3) months after receipt of the Series E Redemption Notice (regardless of whether the registration and/or filing with the relevant Government Authorities has been completed in respect of such redemption, to the extent such registration and/or filing is required under applicable laws). If the Series E Redemption Parties request the Company to redeem the Series E Redeemed Shares, the Founder shall be jointly and severally liable for such redemption by the Company; if the Series E Redemption Parties request the Founder to redeem the Series E Redeemed Shares, the Company shall be jointly and severally liable for such redemption by the Founder.

The other Shareholders of the Company hereby agree to unconditionally take any measures and actions to facilitate the redemption under this Section 3.2(v).

(c)	Redemption Price

The redemption price for each of the Series E Redeemed Shares held by the Series E Redemption Parties (the “Series E Redemption Price”) shall be calculated in accordance with the following formula:

Series E Redemption Price = I * (1+8%) N+A-M

For purposes of the foregoing formula, the following definitions shall apply,

I = Deemed Series E Issue Price.

N = a number, the numerator of which is the number of calendar days between the Deemed Series E Issue Date and the date of receipt by the Series E Redemption Party of the full amount of the Series E Redemption Price and the denominator of which is 365.

A = any dividends declared but unpaid for each of the Series E Redeemed Shares held by the Series E Redemption Party.

M = any cash proceeds received from each of the Series E Redeemed Shares owned due to capital increase, and any other compensation, indemnification or other proceeds received from the Founder and the Group Companies due to the occurrence of the Series E Redemption Events (if any), which are actually received by the Series E Redemption Party, during the consecutive period from the Deemed Series E Issue Date until the date of receipt by the Series E Redemption Party of the full amount of the Series E Redemption Price. For the avoidance of doubt, only if the Series E Redemption Price is the same cause of action that triggers the compensation or indemnification from the Company and the Founder to the Series E Redemption Party, such compensation or indemnification should be included in M.

The Parties hereby acknowledge and agree that the Series E Redemption Price calculated under this Section 3.2(v) represents the fair market value of the outstanding Series E Redeemed Shares which the Series E Redemption Party proposes to be redeemed.

The other Shareholders of the Company hereby agree to unconditionally take any necessary measures and actions for exercise of the Series E Redemption Right under this Section 3.2(v).

(vi)	The right of redemption by Series F Investors shall be exercised in accordance with the following procedures:

(a)	Redemption Event

Upon the occurrence of any of the following circumstances (each a “Series F Redemption Event”; collectively the “Series F Redemption Events”), each of the Series F Investors (each a “Series F Redemption Party”; collectively the “Series F Redemption Parties”) shall have the right to request the Company and/or the Founder (each a “Series F Repurchaser”; collectively the “Series F Repurchasers”) to redeem all or any of the outstanding Series F Preferred Shares held by such Series F Redemption Parties:

(1)	Before the expiration of the Target IPO Period, the Company fails to complete a Qualified IPO or a Qualified Buyout Event;

(2)	Within the Target IPO Period, after the investment bank or securities company engaged by the Company has notified the Company in writing that the Company has met the listing requirements, in which situation the Founder shall ensure that the Company shall convene the meetings of the Board and/or Shareholders (as applicable) as soon as possible after receipt of the written notice to review and approve the IPO-related matters, and if, although any Series F Redemption Party has agreed or voted for the IPO of the Company, the Founder (or the Founder Holdco, as applicable) votes against or abstains from voting on the IPO of the Company absent justification, which results in the failure for the Company to consummate the IPO in a timely manner;

(3)	The Company fails to meet the listing requirements within the Target IPO Period, as evidenced by the failure for the Company to obtain the written notice issued by the investment bank or securities company engaged by the Company, stating that the Company has met the listing requirements;

(4)	The Actual Controller is being untrustworthy, especially when the Company has any off-the-book income without the knowledge of the Series F Redemption Parties;

(5)	The Actual Controller directly or indirectly disposes of in any manner (including, without limitation, transfer, gift, pledge, put in trust or custody) the shares of the Company directly held or indirectly controlled by him prior to the consummation of the Qualified IPO or the Qualified Buyout Event of the Company, unless otherwise agreed by the Series F Redemption Parties in writing;

(6)	The Actual Controller no longer devotes his full time and energy to the Group Companies, or there is any change of Control of the Group Companies (unless such change occurs due to the execution of an act-in-concert agreement for the IPO need);

(7)	Any material change occurs to the management personnel of the Group Company (including without limitation termination of the employment between the Actual Controller with the given Group Company);

(8)	Any material change occurs to the Principal Business of the Group Companies, unless otherwise agreed by the Series F Redemption Parties in writing;

(9)	Without the approval by the Board of the Group Company, any Group Company enters into a Related-party Transaction with its Affiliate outside the ordinary course of business of such Group Company, or any Group Company provides guarantee in favor of any Person other than the Subsidiaries indicated in the consolidated financial statements of the Company, and such Related-party Transaction or guarantee causes material adverse effect upon the benefits and interests of the Series F Redemption Parties;

(10)	The Company or the Domestic Company has a receiver/trustee take possession of all or substantially all of its assets, becomes bankrupt or is liquidated;

(11)	The Company terminates its listing plan in the process for application of an IPO, and such termination occurs after the expiration of the Target IPO Period;

(12)	The Company, the Domestic Company, or the Actual Controller is in a material breach of any then-effective provisions of any agreements with the Series F Redemption Parties or their Affiliates, and such breach fails to be cured within thirty (30) calendar days after any Series F Redemption Party delivers a written notice requesting correction of such breach;

(13)	The Founder, the Domestic Company, or the Company seriously violates any administrative or criminal laws or regulations; and

(14)	Any of the Series E Redemption Events, Series D Redemption Events, Series BC Redemption Events, Series A Redemption Events or Series Seed Redemption Events occur, to the extent that such event is not listed under this Section 3.2(vi).

(b)	Redemption Method

At any time after the occurrence of any of the Series F Redemption Events, any of the Series F Redemption Parties may deliver a written notice to any of the Series F Repurchasers (the “Series F Redemption Notice”), requesting such Series F Repurchasers to redeem all or any of the outstanding Series F Preferred Shares held by such Series F Redemption Party (the “Series F Redeemed Shares”) at the Series F Redemption Price (as defined below) (the “Series F Redemption Right”). The Series F Repurchasers shall redeem all of the Series F Redeemed Shares that the Series F Redemption Parties propose to be redeemed and pay the full amount of the Series F Redemption Price within three (3) months after receipt of the Series F Redemption Notice. If the Series F Redemption Parties request the Company to redeem any Series F Redeemed Shares, the Founder shall be jointly and severally liable for such redemption by the Company; if the Series F Redemption Parties request the Founder to redeem the Series F Redeemed Shares, the Company shall be jointly and severally liable for such redemption by the Founder.

The other Shareholders of the Company hereby agree to unconditionally take any measures and actions to facilitate the redemption under this Section 3.2(vi).

(c)	Redemption Price

With respect to each Series F Preferred Share, the redemption price (the “Series F Redemption Price”) shall be the sum of (i) the Series F Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), (ii) an interest at the compound interest rate of 8% per annum accrued thereon calculating from the Deemed Series F Issue Date to the date of the full payment of the Series F Redemption Price, and (iii) all dividends declared and unpaid with respect thereto per Series F Preferred Share then held by the Series F Redemption Party, less any cash proceeds received from each of the Series F Redeemed Shares owned due to capital increase, and any other compensation, indemnification or other proceeds received from the Founder and the Group Companies due to the occurrence of the Series F Redemption Events (if any), which are actually received by the Series F Redemption Party, during the consecutive period from the Deemed Series F Issue Date until the date of receipt by the Series F Redemption Party of the full amount of the Series F Redemption Price. For the avoidance of doubt, only if the Series F Redemption Price is the same cause of action that triggers the compensation or indemnification from the Company and the Founder to the Series F Redemption Party, such compensation or indemnification should be deducted from the Series F Redemption Price.

(vii)	If any Shareholders which have the right of redemption (the “Redemption Right Holders”) request to exercise the right of redemption (including without limitation Series Seed Redemption Right, Series A Redemption Right, Series BC Redemption Right, Series D Redemption Right, Series E Redemption Right and Series F Redemption Right), the Company and the Actual Controller shall, within one (1) Business Day after receipt of such request by the Redemption Right Holders to exercise their right of redemption, notify the Series B Investors, the Series B+ Investors, the Series C Investors, the Series D Investors, the Series E Investors and the Series F Investors, in each case, which may elect to exercise their right of redemption in accordance with the relevant provisions of this Schedule A.

(viii)	Payment of Redemption Price

The Parties agree that, on the applicable date of the redemption (the “Redemption Date”), the redemption payment shall be made to the Investors as follows:

(a)	The assets or funds of the Group Companies and/or the Founder, as applicable, (the “Repurchaser”) which are legally available on the applicable Redemption Date shall be first used to pay the Series F Redemption Price due on the applicable Redemption Date on the Series F Preferred Shares under Section 3.2(vi). If the assets or funds of the Repurchaser which are legally available on the applicable Redemption Date are insufficient to pay the full amount of the Series F Redemption Price, those assets or funds shall be used to pay the Series F Redemption Price on the Series F Preferred Shares, pari passu with each other, in proportion to the full amount to which Series F Investor would otherwise be respectively entitled under Section 3.2(vi). Series F Investors shall have the right to request the un-redeemed Series F Preferred Shares to be redeemed as soon as possible when the Repurchaser has sufficient funds to pay the full amount of the Series F Redemption Price for each un-redeemed Series F Preferred Shares. The un- redeemed Series F Preferred Shares with respect to which the Repurchaser has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Series F Preferred Shares had prior to such date, until the redemption payment has been paid in full with respect to such Series F Preferred Shares.

(b)	After the full payment of the Series F Redemption Price, the remaining assets or funds of the Repurchaser which are legally available on the applicable Redemption Date shall be used to pay the Series E Redemption Price due on such Redemption Date. If the assets or funds of the Repurchaser are insufficient to pay the full amount of the Series E Redemption Price, those assets or funds shall be used to pay the Series E Redemption Price on the Series E Preferred Shares, pari passu with each other, in proportion to the full amount to which Series E Investor would otherwise be respectively entitled under Section 3.2(v). Series E Investors shall have the right to request the un-redeemed Series E Preferred Shares to be redeemed as soon as possible when the Repurchaser has the funds in the future. The un- redeemed Series E Preferred Shares with respect to which the Repurchaser has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Series E Preferred Shares had prior to such date, until the redemption payment has been paid in full with respect to such Series E Preferred Shares.

(c)	After the full payment of the Series F Redemption Price and the Series E Redemption Price, the remaining assets or funds of the Repurchaser which are legally available on the applicable Redemption Date shall be used to pay the Series D Redemption Price due on such Redemption Date. If the assets or funds of the Repurchaser are insufficient to pay the full amount of the Series D Redemption Price, those assets or funds shall be used to pay the Series D Redemption Price on the Series D Preferred Shares, pari passu with each other, in proportion to the full amounts to which the Series D Investor would otherwise be respectively entitled under Section 3.2(iv). Series D Investors shall have the right to request the un-redeemed Series D Preferred Shares to be redeemed as soon as possible when the Repurchaser has the funds in the future. The un-redeemed Series D Preferred Shares with respect to which the Repurchaser has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Series D Preferred Shares had prior to such date, until the redemption payment has been paid in full with respect to such Series D Preferred Shares.

(d)	After the full payment of the Series F Redemption Price, the Series E Redemption Price and the Series D Redemption Price, the remaining assets or funds of the Repurchaser which are legally available on the applicable Redemption Date shall be used to pay the Redemption Price for the other Redemption Right Holders due on such Redemption Date. If the assets or funds of the Repurchaser are insufficient to pay the full amount of the Redemption Price for the other Redemption Right Holders, those assets or funds shall be used to pay the Redemption Price for the other series of Preferred Shares, pari passu with each other, in proportion to the full amounts to which the other Redemption Right Holders would otherwise be respectively entitled under the relevant provision of Section 3.2. The other Redemption Right Holders shall have the right to request the un-redeemed Preferred Shares to be redeemed as soon as possible when the Repurchaser has the funds in the future. The un-redeemed Preferred Shares with respect to which the Repurchaser has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Preferred Shares had prior to such date, until the redemption payment has been paid in full with respect to such Preferred Shares.

(ix)	Obligation of Cooperation

After the Redemption Right Holder issues the relevant redemption notice to the Repurchaser, each Repurchaser shall, with all its efforts and in a timely manner, take any or all of the following actions to ensure that the Redemption Right Holder is able to exercise its right of redemption under this Section 3.2:

(a)	to execute the relevant agreements and documents with the relevant Redemption Right Holder as soon as possible;

(b)	to actively raise funds (including but not limited to sale of assets, distribution of dividends, liquidation or other methods) to pay the relevant Redemption Price;

(c)	to take all steps necessary and/or reasonably requested by the Redemption Right Holder (including but not limited to granting consents, adopting resolutions, signing or amending other relevant documents and/or urging the Company and its appointed directors to take the same action); and

(d)	to take all necessary measures to assist the Company in completing the capital reduction procedures and registering and filing with the relevant Governmental Authorities (if necessary), and execute all documents or applications to be submitted to the relevant Governmental Authorities during the implementation of the foregoing.

After the Redemption Right Holder delivers the redemption notice to the Repurchaser, the Redemption Right Holder shall cooperate with the Repurchaser to perform the redemption procedures, including to sign any relevant documents and to take any necessary measures. If the Repurchaser fails to pay the relevant Repurchase Price due to any reasons attributable to the Redemption Right Holder, it shall not be deemed as a breach by the Repurchaser and the Repurchaser shall not be liable.

(x)	Notwithstanding anything to the contrary provided herein, in the event where the Company files a listing application with the Stock Exchange of Hong Kong Limited in connection with an IPO, the redemption rights under this Section 3.2 shall terminate immediately before the filing of such listing application, provided that such redemption rights shall be restored if (i) such listing application is subsequently withdrawn, rejected, returned or lapsed or (ii) otherwise required under Article 5 of the Shareholders Agreement.

Section 4.      SPECIAL ARRANGEMENTS

4.1	Conversion Rights

4.1.1	Conversion Price. Each Preferred Share shall be convertible, at the option of the holder thereof, without the payment of any additional consideration, into such number of fully paid and non-assessable Ordinary Shares equivalent to the quotient of the applicable Deemed Issue Price divided by the then effective conversion price (the “Conversion Price”), which shall initially be such Deemed Issue Price, and shall be adjusted from time to time as provided below in Section 4.1.5, resulting in an initial conversion ratio for Preferred Shares of 1:1, and shall be subject to adjustment based on adjustments of the Conversion Price as set forth below.

4.1.2	Optional Conversion. Subject to applicable Laws and these Articles of the Company, any Preferred Share may, at the option of the Preferred Shareholder thereof, be converted at any time after the date of issuance of such Preferred Shares, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares based on the then-effective Conversion Price. Any conversion pursuant to this Section 4.1.2 shall be referred to as an “Optional Conversion”.

4.1.3	Automatic Conversion. Each Preferred Share shall automatically be converted, based on the then-effective Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon the Qualified IPO. Any conversion pursuant to this Section 4.1.3 shall be referred to as an “Automatic Conversion”.

4.1.4	Conversion Mechanism. The conversion hereunder of any applicable Preferred Share shall be effected in the following manner:

(i)	Except as provided in Section 4.1.4(ii) and Section 4.1.4(iii) below, before any Preferred Shareholder shall be entitled to convert the same into Ordinary Shares, such Preferred Shareholder shall surrender the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) at the office of the Company or of any transfer agent for such share to be converted and shall give notice to the Company, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such Preferred Shareholder of applicable Preferred Shares, or to the nominee(s) of such Preferred Shareholder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such notice and such surrender of the Preferred Shares to be converted, the register of members of the Company shall be updated accordingly to reflect the same, and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder(s) of such Ordinary Shares as of such date.

(ii)	If the conversion is in connection with an IPO of securities, the conversion will be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall not be deemed to have converted the applicable Preferred Shares until immediately prior to the closing of such sale of securities.

(iii)	Upon the occurrence of an event of Automatic Conversion, all Preferred Shareholders to be automatically converted will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of an IPO be the latest practicable date immediately prior to the closing of the IPO) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Section 4.1.4. On or before the date fixed for conversion, each Preferred Shareholder shall surrender the applicable certificate(s) (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) for all such Shares to the Company at the place designated in such notice. On the date fixed for conversion, the Company shall promptly effect such conversion and update its register of members to reflect such conversion, and all rights with respect to such Preferred Shares so converted will terminate, with the exception of the right of a holder thereof to receive the Ordinary Shares issuable upon conversion of such Preferred Shares, and upon surrender of the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor), to receive certificates (if applicable) for the number of Ordinary Shares into which such Preferred Shares have been converted. All certificates evidencing such Preferred Shares shall, from and after the date of conversion, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder(s) thereof to surrender such certificates on or prior to such date.

(iv)	The Company may effect the conversion of Preferred Shares in any manner available under applicable Laws, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Company may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

4.1.5	Adjustment of the Conversion Price. The Conversion Price shall be adjusted and readjusted from time to time as provided below:

(i)	Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such subdivision with respect to each Preferred Share shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination with respect to each Preferred Share shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)	Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of Ordinary Shareholders entitled to receive) a dividend or other distribution to the Ordinary Shareholders payable in additional Ordinary Shares, the Conversion Price then in effect with respect to each Preferred Share shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such conversion price by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii)	Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a liquidation in Section 4.6(ii)), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received in connection with such event had the relevant Preferred Shares been converted into Ordinary Shares immediately prior to such event.

(iv)	Adjustments to Conversion Price for Dilutive Issuance.

(i)	Definition. For the purpose of this Section 4.1.5(iv), the following definitions shall apply:

(a)	“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(b)	“Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares, including the Convertible Loan.

(c)	“New Securities” shall mean any Ordinary Shares issued (or, pursuant to Section 4.1.5(iv)(iii) below, deemed to be issued) by the Company after the relevant Deemed Issue Date, other than the following Ordinary Shares, and Ordinary Shares deemed issued pursuant to the following Options and Convertible Securities:

(1)	any Ordinary Shares issued as a dividend or distribution on the Preferred Shares;

(2)	any Ordinary Shares issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP duly approved in accordance with this Articles and the Shareholders Agreement;

(3)	any Ordinary Shares issued or issuable upon the conversion of the Preferred Shares;

(4)	any Ordinary Shares issued in connection with any share split, share dividend, reclassification or other distribution;

(5)	any Ordinary Shares issued under this Section 4.1.5;

(6)	any Ordinary Shares issued pursuant to the Qualified IPO;

(7)	any Ordinary Shares issued pursuant to the bona fide acquisition of another corporation or entity by the Company, by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, as duly approved in accordance with this Schedule A and these Articles;

(8)	any Ordinary Shares issued or deemed issued pursuant to the conversion of the Convertible Loan.

(ii)	No Adjustment of Conversion Price. No adjustment in the Conversion Price with respect to any Preferred Share shall be made in respect of the issuance of New Securities unless the consideration per Ordinary Share (determined pursuant to Section 4.1.5(iv)(5) hereof) for the New Securities issued or deemed to be issued by the Company is less than such Conversion Price in effect immediately prior to such issuance, as provided for by Section 4.1.5(iv)(4). No adjustment or readjustment in the Conversion Price with respect to any Preferred Share otherwise required by this Section 4.1.5 shall affect any Ordinary Shares issued upon conversion of any applicable Preferred Share prior to such adjustment or readjustment, as the case may be.

(iii)	Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the relevant Deemed Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series or class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number for anti-dilution adjustments) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which New Securities are deemed to be issued:

(i)	no further adjustment in the Conversion Price with respect to any Preferred Share shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

(ii)	if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the then effective Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)	no readjustment pursuant to Section 4.1.5(iv)(3)(ii) shall have the effect of increasing the then effective Conversion Price with respect to any Preferred Share to an amount which exceeds the Conversion Price with respect to such Preferred Share that would have been in effect had no adjustments in relation to the issuance of the Options or Convertible Securities as referenced in Section 4.1.5(iv)(3)(ii) been made;

(iv)	upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that have not been exercised, the then effective Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

a	in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

b	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Section 4.1.5(iv)(5)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(v)	if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price with respect to any Preferred Share which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price with respect to such Preferred Share shall be adjusted pursuant to this Section 4.1.5(iv)(3) as of the actual date of their issuance.

(iv)	Adjustment of the Conversion Price upon Issuance of New Securities. In the event of any issuance of New Securities, without consideration or for a consideration per Ordinary Share received by the Company less than the applicable Conversion Price for any series of Preferred Shares in effect immediately prior to such issuance, then and in such event, the applicable Conversion Price for such series of Preferred Shares shall be reduced, concurrently with such issue, to a price determined as set forth below:

P2 = P1 * (A + B) ÷ (A + C).

For the purpose of the foregoing formula, the following definitions shall apply:

“P2” shall mean the Conversion Price in effect immediately after such issuance of New Securities;

“P1” shall mean the Conversion Price in effect immediately prior to such issuance of New Securities;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issuance of New Securities on a fully-diluted and as-converted basis (treating for this purpose as outstanding all shares of Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Shares) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of shares of Ordinary Shares that would have been issued if such New Securities had been issued at a price per share equal to P1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by P1); and

“C” shall mean the number of New Securities issued in such transaction.

(v)	Determination of Consideration. For purposes of this Section 4.1.5(iv), the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

(i)	Cash and Property. Such consideration shall:

a)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

b)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined and approved in good faith by the Board of Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of any Group Company;

c)	in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received which relates to such New Securities, computed as provided in Section 4.1.5(i) and Section 4.1.5(ii) above, as reasonably determined in good faith by the Board of Directors.

(ii)	Options and Convertible Securities. The consideration per Ordinary Share received by the Company for New Securities deemed to have been issued pursuant to Section 4.1.5(iv)(3) relating to Options and Convertible Securities, shall be determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (b) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(v)	Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 4.1.5 are not strictly applicable, but the failure to make any adjustment to the Conversion Price with respect to any Preferred Share, would not fairly protect the conversion rights of the Preferred Shareholders in accordance with the essential intent and principles hereof, then the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 4.1.5, necessary to preserve, without dilution, the conversion rights of the Preferred Shareholders.

(vi)	No Impairment. The Company will not, by amendment of this Memorandum and this Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.1 and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the Preferred Shareholders against impairment.

(vii)	Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the Preferred Shareholders, the Company and its Shareholders will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(viii)	Indemnification. The Company and the Actual Controller shall jointly and severally reimburse the Investors against any subscription price paid by such Investors due to the adjustment of the Conversion Price in accordance with Section 4.1.5. The Company will pay all taxes that may be imposed upon the Investors due to the adjustment of the Conversion Price in accordance with Section 4.1.5.

4.2	Preemptive Right

(i)	In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give each of the Investors written notice of its intention to issue New Securities (the “First Participation Notice”), describing the following: (i) the number and type of New Securities, (ii) the price and the general terms upon which the Company proposes to issue such New Securities, (iii) the identity of the third party to which the Company proposes to issue such New Securities; and (iv) other matters relating to the New Securities. Each Investor shall have the right (but no obligation) to, within thirty (30) days from the date of receipt of any such First Participation Notice, purchase up to such Investor’s Pro Rata Share of such New Securities upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company, stating therein the quantity of New Securities to be purchased (not to exceed such Investor’s Pro Rata Share) (the “Preemptive Rights”). If any Investor fails to so respond in writing within such thirty (30) day period, then such Investor’s right to purchase its Pro Rata Share of such New Securities hereunder shall be forfeited, but such Investor shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(ii)	If any Investor fails or declines to exercise its Preemptive Rights or does not exercise its Preemptive Rights in full in accordance with Section 4.2(i) above, the Company shall promptly give written notice (the “Second Participation Notice”) to other Investors who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with Section 4.2(i) above, describing the following: (i) the number of the remaining New Securities available for oversubscription and (ii) the list of Oversubscription Participants. Each Oversubscription Participant shall have the right (but no obligation) to, within ten (10) days from the date of the Second Participation Notice (the “Second Participation Period”, together with the First Participation Period, the “Participation Period”), notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to purchase (the “Additional Number”). If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares on an as-converted basis held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares on an as-converted basis held by all the Oversubscription Participants.

(iii)	If any change is made to the terms or conditions specified in the First Participation Notice, or if the Company has not consummated the sale of such New Securities within ninety (90) day period after the expiration of the Participation Period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Investors pursuant to this Section 4.2.

(iv)	Notwithstanding anything to the contrary in these Articles, and subject to the Applicable Securities Law, the Company will grant and issue an option to each Series F Investor, each Investor whose appointee remains a director of the Board, each Investor whose appointee remains an Observer and each Investor that holds 5% or more of the total issued shares of the Company immediately prior to the completion of the IPO (each such Investor, a “Major Investor”), pursuant to which each such Major Investor and/or its respective designated Affiliate is entitled to, as a cornerstone investor or as a placee of the IPO, purchase its Pro Rata Share of the Ordinary Shares (or securities of the Company representing the Ordinary Shares) to be offered by the Company for sale in the IPO at the same offering price per share at which the securities offered in the IPO are being offered to the public (the “IPO Anti-dilution Right”). All shares of the Company held by an Investor and its Affiliates shall be aggregated together for the purpose of determining the availability of the IPO Anti-dilution Right for such Investor under this Section 4.2(iv). Each Major Investor shall have the right to elect to terminate its IPO Anti-dilution Right under this Section 4.2(iv) immediately before the Company files an A-1 Listing Application in connection with an IPO on Hong Kong Stock Exchange. Notwithstanding anything to the contrary in these Articles, for purpose of this Section 4.2(iv), “Pro Rata Share” of a Major Investor shall mean the ratio of (a) the number of Ordinary Shares on an as-converted basis held by such Investor, to (b) the total number of Ordinary Shares on an as-converted basis held by all Shareholders immediately prior to the completion of the IPO.

4.3	Restriction on Transfers

(i)	At any time prior to a Qualified IPO or a Qualified Buyout Event (the “Restriction Period”), without the prior written consent of each Investor holding shares of the Company and unless otherwise set forth in this Schedule A or under other Transaction Documents, the Actual Controller shall not directly or indirectly assign, sell, transfer, grant, pledge, hypothecate, mortgage, encumber or otherwise dispose of any Equity Securities held by the Actual Controller in the Company to any Person. For the avoidance of doubt, “any Equity Securities held by the Actual Controller” referred to in the foregoing provision shall include any shares held by the Actual Controller in the Company, directly or indirectly through another Person (including the Founder Holdcos) in whatever manner. Notwithstanding the foregoing, the transfer restrictions contained in this Section 4.3 shall not apply to any transfer of shares from the Actual Controller to any Investor as a result of adjustments of conversion price set forth under Section 4.1.5 (Adjustment of the Conversion Price).

(ii)	The Parties agree that, within the Restriction Period, without the prior written consents of at least three (3) Investor Directors, Mr. LI Junyu and the ESOP SPVs shall not directly or indirectly, assign, sell, transfer, grant, pledge, hypothecate, mortgage, encumber or otherwise dispose of any Equity Securities held by Mr. LI Junyu or the ESOP SPVs in the Company or any interest therein to any third party. For the avoidance of doubt, “any Equity Securities held by Mr. LI Junyu or the ESOP SPVs” referred to in the foregoing provision shall include any shares held by Mr. LI Junyu or the ESOP SPVs in the Company, directly or indirectly through another Person in whatever manner.

(iii)	Within the term of the Shareholders Agreement, without the prior written consent of the Company, none of the Shareholders shall assign, transfer, pledge or otherwise encumber any Equity Securities held by it in the Company to any of the Company’s Competitors or any other third party that, pursuant to the applicable rules of the relevant stock exchange on which the IPO is proposed to occur (e.g., Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ or such other reputable stock exchanges, as applicable),may directly cause any material adverse effect upon, or the failure of, the IPO of the Company. If any share transfer as contemplated by the Investor involves trading on an asset exchange in accordance with relevant laws and regulations on state-owned assets transaction, such Investor shall consult with the Company and the Actual Controller in advance on such share transfer and, to the extent permitted by the relevant laws and regulations on state-owned assets transactions and requirements of state-owned assets supervision and administration authorities, the relevant parties shall use reasonable efforts to effect such share transfer in accordance with this Schedule A. The Company may amend the List of Company’s Competitors on a quarterly basis, provided that (i) the List of the Company’s Competitors as amended by the Company shall be approved by three (3) or more Investor Directors; (ii) the number of the Company’s Competitors on the List as amended by the Company shall not exceed the number of the Company’s Competitors set forth in Schedule III; (iii) in no event shall the Company’s Competitors include Tencent Holdings Limited or any of its directly or indirectly controlled Affiliates; and (iv) the Company shall notify each Shareholder of the Company of the List of the Company’s Competitors immediately after such List is amended by the Company.

(iv)	So long as Tencent holds 197,441,300 or more Series D-1 Preferred Shares (as adjusted in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series D-1 Preferred Shares), which represents fifty percent (50%) or more of the total number of the outstanding Series D-1 Preferred Shares acquired by it, Tencent shall have the unilateral right to amend the List of Restricted Parties, provided that such amendment to the List of Restricted Parties shall be made by Tencent only once a year in January of such year; and in no event shall the total number of the Restricted Parties set forth in the List of Restricted Parties set forth in Schedule IV exceed four; provided that each Person, any of the Affiliates of such Person and any other entity in which such Person owns, directly or indirectly, 20% or more of the registered capital, voting rights, equity or decision-making power shall be deemed as one Restricted Party; provided further that the following shall also apply:

(a)	Without the prior written consent of Tencent, none of the Company and Shareholders shall approve or consent to any subscription or holding by any Restricted Party of any Equity Securities in the Company (except for the holding of the shares of the Company in accordance with Section 4.3(iv)(b)), and any Shareholder of the Company shall ensure that the director appointed by it shall not approve or consent to any subscription or holding by any Restricted Party of any shares, equity interests, stocks, or convertible securities or bonds in the Company (except for the holding of the shares of the Company in accordance with Section 4.3(iv)(b)). If the share transfer as contemplated by the Investor involves trading on an asset exchange in accordance with relevant laws and regulations on state-owned assets transaction, such Investor shall consult with the Company and the Actual Controller in advance on such share transfer and, to the extent permitted by the relevant laws and regulations on state-owned assets transactions and relevant requirements of state-owned assets supervision and administration authorities, the relevant parties shall use reasonable efforts to effect such share transfer in accordance with this Schedule A.

(b)	If any Shareholder of the Company other than Tencent (the “Selling Shareholder”) proposes to transfer all or any part of the shares of the Company held by such Selling Shareholder to any Restricted Party, Tencent shall have the right of first refusal to purchase all of such shares of the Company to be transferred by the Selling Shareholder on the same terms and conditions (the “Tencent Right of First Refusal”). The other Shareholders of the Company hereby agree to the Tencent Right of First Refusal and the other Shareholders of the Company acknowledge and agree that they shall not have any right of first refusal, right of co-sale or any other rights with respect to the shares of the Company to be transferred by the Selling Shareholder under this Section 4.3(iv). The other Shareholders of the Company hereby further agree that upon request by Tencent, they shall execute any legal instruments to waive or exempt any preemptive rights of such Shareholders, to the extent that such preemptive rights are granted under the then effective laws and regulations or upon requirements by the competent governmental authorities. If the Selling Shareholder is the Actual Controller, Mr. LI Junyu or the ESOP SPV, all Investors may exercise the Right of First Refusal or Right of Co-Sale in accordance with procedures set forth under Section 4.4 and Section 4.5, as applicable. To the extent that there are any remaining shares of the Company to be transferred by the Selling Shareholder after all the Investors exercise their respective Right of First Refusal and/or the Right of Co-Sale, Tencent shall have the right to exercise the Right of First Refusal or the Right of Co-Sale with respect to such remaining shares of the Company.

If the Selling Shareholder desires to transfer all or any of its shares to any Restricted Party, such Selling Shareholder shall deliver a written notice (the “Sale Notice”) to Tencent, stating its desires to transfer certain number of shares of the Company (the “To-be-Sold Shares”). The Sale Notice shall state (i) the total number of the To-be-Sold Shares, (ii) the price or other consideration of any nature, (iii) material terms and conditions, (iv) the Tencent Offer Period (as defined below), and (v) the identity of the prospective transferee, and to the best knowledge of the Selling Shareholder, the identity of actual controller of the prospective transferee and the beneficial owner of the To-be-Sold Shares after the sale is consummated. Once the Sale Notice is issued, the Sale Notice shall become irrevocable.

Tencent shall have an option for a period of thirty (30) days following receipt of the Sale Notice (the “Tencent Option Period”) to elect to purchase all of the To-be-Sold Shares at the same price and subject to the same terms and conditions as described in the Sale Notice, by notifying the Selling Shareholder and the Company in writing (the “Tencent Acceptance Notice”) before the expiration of the Tencent Option Period. Within forty (40) Business Days after Tencent sends out the Tencent Acceptance Notice, Tencent shall enter into a share transfer agreement with the Selling Shareholder at the same or higher price and upon nonprice terms no less favorable than those specified in the Sale Notice.

The Selling Shareholder may, within ninety (90) days after receipt of the written notice by Tencent stating its desire not to purchase all of the To-be-Sold Shares, or if Tencent fails to so respond, within ninety (90) days after the expiration of the Tencent Option Period, enter into a share transfer agreement with the prospective transferee with respect to the sale of all of the To-be-Sold Shares at the same or higher price and upon terms and conditions no less favorable than those specified in the Sale Notice, and update the register of members of the Company accordingly; provided however, that if the register of members of the Company fails to be updated with such ninety (90) days’ period due to reasons attributable to any Shareholders of the Company (other than the Selling Shareholder), the Company or Governmental Authority, each Shareholder and the Company agree to use their best efforts to coordinate with the Company to update the register of members of the Company as soon as practicable.

If Tencent fails to enter into a share transfer agreement with the Selling Shareholder with respect to sale of all of the To-be-Sold Shares within forty (40) Business Days after Tencent sends out the Acceptance Notice or within any other period as agreed between Tencent and the Selling Shareholder (the “Tencent Performance Period”), Tencent shall be deemed as having waived the Tencent Right of First Refusal, and the Selling Shareholder shall have the right to sell all of the To-be-Sold Shares to the prospective transferee, subject to terms and conditions no less favorable than those specified in the Sale Notice.

Upon occurrence of any of the following circumstances, the Selling Shareholder shall not transfer any of the To-be-Sold Shares without again first offering such To-be-Sold Shares in accordance with Section 4.3(iv),: (i) if any change is made to the terms or conditions set forth in the Sale Notice, or (ii) if the Selling Shareholder fails to execute a share transfer agreement with respect to the sale of the To-be-Sold Shares and update the register of members of the Company accordingly within ninety (90) days after the expiration of the Tencent Option Period (applicable if Tencent fails to send out the Acceptance Notice) or the Tencent Performance Period (applicable if Tencent sends out the Acceptance Notice), except that register of members of the Company fails to be duly updated due to reasons attributable to any Shareholders of the Company (other than the Selling Shareholder), the Company or Governmental Authority, in which situation each Shareholder and the Company agree to use their best efforts to coordinate with the Company to update the register of members of the Company as soon as possible, or (iii) if the Selling Shareholder fails to execute a share transfer agreement with respect to the sale of the To-be-Sold Shares and update the register of members of the Company accordingly within one hundred twenty (120) days after the expiration of the Tencent Option Period (applicable if Tencent fails to send out the Acceptance Notice) or the Tencent Performance Period (applicable if Tencent sends out the Acceptance Notice) for whatever reasons.

(v)	For the avoidance of doubt, subject to Section 4.3(iii) and Section 4.3(iv), share transfer by any Investors to their respective Affiliates or any other third party shall not be subject to any restrictions, and the other Shareholders shall not have any right of first refusal or co-sale right over the share transfer by any Investor (and the share transfer by any Investor shall not be subject to the approval by the Board of Directors of the Company). If the share transfer by the Investor is subject to any right of first refusal or other restrictions under the Laws or these Articles of the Company, each other Shareholder of the Company hereby agrees and undertakes that by execution of the Shareholders Agreement, it has granted its consent or waiver in whatever form as required by Laws or these Articles of the Company, including waiver of the right of first refusal or any other privileges. Each other Shareholder of the Company further agrees that it shall, upon request by the Investor, execute any legal instruments as required under the then effective Laws or by Governmental Authority to waive or exempt any right of first refusal or other privileges that may restrict the share transfer by the Investor and use its best effort to assist in updating the register of members of the Company accordingly.

4.4	Rights of First Refusal

Subject to the prior written consent of each Investor, if any of the Founder, Mr. LI Junyu, the Founder Holdcos, or the ESOP SPV (each, a “Transferor”) proposes to sell, assign or transfer to any third party all or any part of the shares directly or indirectly held by such Transferor in the Company (the “Offered Shares”), then the Investor (the “ROFR Right Holder”) shall have the right of first refusal (the “Right of First Refusal”) to purchase all or any part of the Offered Shares upon the same terms and conditions upon which the proposed Transfer is to be made. The transfer by the Transferor with respect to the Offered Shares shall be conducted in accordance with the following procedures.

(i)	Transferor shall give each of the ROFR Right Holder written notice of the Transferor’s intention to make the transfer of the Offered Shares (the “Transfer Notice”), which shall include (i) the number of the Offered Shares, (ii) the price or any other consideration of any nature, (iii) the material terms and conditions upon which the proposed transfer is to be made, (iv) the Option Period (as defined in Section 4.4(ii) below), and (v) the identity of the prospective transferee, and to the best knowledge of the Transferor, the identity of actual controller of the prospective transferee and the beneficial owner of the Offered Shares after the transfer is completed. Once the Transfer Notice is issued, the Transfer Notice shall become irrevocable.

(ii)	Each ROFR Right Holder shall have an option for a period of thirty (30) days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of its respective Pro Rata Share of the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing (the “Acceptance Notice”) before expiration of the Option Period as to the number of such Offered Shares that it wishes to purchase.

(iii)	For the purposes of Section 4.4(ii), each ROFR Right Holder’s “Pro Rata Share” of such Offered Shares shall be equal to (i) the total number of such Offered Shares, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such ROFR Right Holder and the denominator of which shall be the total number of Ordinary Shares held by all Exercising Shareholder (as defined below), in each case, calculated on an as-converted basis.

(iv)	If any ROFR Right Holder declines or fails to exercise or fully exercise its right to purchase its entire Pro Rata Share of such Offered Shares, or if any ROFR Right Holders fails to respond before the expiration of the Option Period, the Transfer may, within thirty (30) days after the expiration of the Option Period, effect a Transfer of the remaining Offered Shares to the prospective transferee at the same or higher price and upon nonprice terms no more favorable than those specified in the Transfer Notice.

(v)	If, within forty (40) Business Days after the ROFR Right Holder sends the Acceptance Notice (the “ROFR Exercise Period”) or within any other period otherwise agreed by the Transferor and the given ROFR Right Holder, the Transferor and the ROFR Right Holder that sends the Acceptance Notice within the Option Period (the “Exercising Shareholder”) fail to execute a share transfer agreement with respect to the Offered Shares, the Exercising Shareholder shall be deemed as having waived the Right of First Refusal, and subject to Section 4.5 (Right of Co-Sale), the Transferor shall have the right to transfer the Offered Shares (with respect to which the Right of First Refusal was not exercised) upon the terms and conditions no more favorable than those specified in the Transfer Notice.

(vi)	If any change is made to the terms or conditions specified in the Transfer Notice, or if the Transferor has not consummated the transfer of the Offered Shares (including by execution of a share transfer agreement with respect to the transfer of the Offered Shares and update of the register of members of the Company to reflect the prospective transferee as a shareholder of the Company within ninety (90) day period after the expiration of the Option Period, then the Transferor shall not thereafter transfer any Offered Shares without again first offering such Offered Shares in accordance with this Section 4.3, Section 4.4 and Section 4.5.

4.5	Right of Co-Sale

To the extent the Investors do not exercise their respective Rights of First Refusal (the “Co-Sale Right Holders”) as to the Offered Shares proposed to be sold by the Transferor to the third party transferee identified in the Transfer Notice in accordance with Section 4.4, such Co-Sale Right Holder shall have the right (but no obligation) to participate in, and the Transferor shall have the obligation to procure the third party transferee to accept, the transfer of any Offered Shares to the extent that such Co-Sale Right Holder’s Pro Rata Co-Sale Share (defined as below) will be transferred at the same price and subject to the same terms and conditions as specified in the Transfer Notice (the “Right of Co-Sale”). For the purpose of this Section 4.5, a Co-Sale Right Holder’s “Pro Rata Co-Sale Share” shall mean that number of Ordinary Shares (calculated on an as-converted basis) which equals the number of the Offered Shares specified in the Transfer Notice multiplied by a fraction equal to (i) the total number of Ordinary Shares (calculated on an as-converted basis) then held by such Co-Sale Right Holder at the time of the transfer, divided by (ii) the total number of Ordinary Shares (calculated on an as-converted basis) held by the Co-Sale Right Holders that have elected to exercise the Right of Co-Sale plus the total number of Ordinary Shares (calculated on an as-converted basis) then held by the Transferor.

The Co-Sale Right Holder shall deliver, within the Option Period, a written notice (the “Co-Sale Notice”) to the Transferor, stating (i) its decision to exercise the Right of Co-Sale as specified in the Co-Sale Notice, and (ii) the number of Shares that such Co-Sale Right Holder elects to transfer, in order to effect its Right of Co-Sale.

If the Co-Sale Right Holder sends out the Co-Sale Notice within the Option Period, and provided, however, that the Co-Sale Right Holder fails to effect its Right of Co-Sale due to failure to obtain the consent of the third party transferee or the approval, consent or exemption (if necessary) from the Governmental Authority, notwithstanding anything to the contrary in this Schedule A, the Transferor shall not effect any transfer of the Offered Share of the Company to the third party transferee without the prior written consent of the Co-Sale Right Holders, unless the Transferor purchases the number of the Shares that such Co-Sale Right Holder elects to transfer at the same price and subject to the same terms and conditions as specified in the Transfer Notice.

4.6	Liquidation Preference

(i)	In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all assets and funds of the Company legally available for distribution to the Shareholders (after satisfaction of all creditors' claims and claims that may be preferred by applicable Law) shall be distributed to the Shareholders as follows:

(a)	Series F Liquidation Preference. First the holders of Series F Preferred Shares shall be entitled to receive for each Series F Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to any other holders of the Preferred Shares and Ordinary Shares, the amount equal to the sum of (i) 100% of the Deemed Series F Issue Price, plus all dividends declared and unpaid with respect thereto per Series F Preferred Share as approved by the Board of the Company, plus (ii) an interest accrued thereon at the compound rate of eight percent (8%) per annum (calculated from the Deemed Series F Issue Date until the date of full payment of the Series F Preference Amount) (collectively, the “Series F Preference Amount”). If the assets and funds are insufficient to permit the full payment of the Series F Preference Amount on all Series F Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the Series F Preferred Shares shall be distributed ratably among the holders of the Series F Preferred Shares in proportion to the aggregate Series F Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 4.6(i)(a).

(b)	Series E Liquidation Preference. If there are any remaining assets or funds after the Series F Preference Amount has been paid in full pursuant to Section 4.6(i)(a) above, the holders of Series E Preferred Shares shall be entitled to receive for each Series E Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to any other holders of the Preferred Shares (other than Series F Preferred Shares) and Ordinary Shares, the amount equal to the sum of (i) 110% of the Deemed Series E Issue Price, plus all dividends declared and unpaid with respect thereto per Series E Preferred Share as approved by the Board of the Company, plus (ii) an interest accrued thereon at the compound rate of eight percent (8%) per annum (calculated from the Deemed Series E Issue Date until the date of receipt by holders of Series E Preferred Shares of the full amount of the Series E Preference Amount) (collectively, the “Series E Preference Amount”). If the assets and funds are insufficient to permit the full payment of the Series E Preference Amount on all Series E Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the Series E Preferred Shares shall be distributed ratably among the holders of the Series E Preferred Shares in proportion to the aggregate Series E Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 4.6(i)(b).

(c)	Series D Liquidation Preference. If there are any remaining assets or funds after the Series F Preference Amount and the Series E Preference Amount has been paid in full pursuant to Section 4.6(i)(a) and Section 4.6(i)(b), the holders of Series D Preferred Shares shall be entitled to receive for each Series D Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Preferred Shares (other than Series F Preferred Shares and Series E Preferred Shares) and Ordinary Shares, the amount equal to the sum of (i) 110% of the Deemed Series D Issue Price, plus all dividends declared and unpaid with respect thereto per Series D Preferred Share as approved by the Board of the Company, plus (ii) an interest accrued thereon at the compound rate of eight percent (8%) per annum (calculated from the Deemed Series D Issue Date until the date of receipt by holders of Series D Preferred Shares of the full amount of the Series D Preference Amount) (collectively, the “Series D Preference Amount”). If the assets and funds are insufficient to permit the full payment of the Series D Preference Amount on all Series D Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the Series D Preferred Shares shall be distributed ratably among the holders of the Series D Preferred Shares in proportion to the aggregate Series D Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 4.6(i)(c).

(d)	Series C Liquidation Preference. If there are any remaining assets or funds after the Series F Preference Amount, the Series E Preference Amount and the Series D Preference Amount have been paid in full pursuant to Section 4.6(i)(a) through (c) above, respectively, the holders of Series C Preferred Shares shall be entitled to receive for each Series C Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Preferred Shares (other than Series F Preferred Shares, Series E Preferred Shares and Series D Preferred Shares) the and Ordinary Shares, the amount equal to the sum of (i) 100% of the Deemed Series C Issue Price, plus all dividends declared and unpaid with respect thereto per Series C Preferred Share as approved by the Board of the Company, plus (ii) an interest accrued thereon at the simple rate of eight percent (8%) per annum (calculated from the Deemed Series C Issue Date until the date of receipt by holders of Series C Preferred Shares of the full amount of the Series C Preference Amount) (collectively, the “Series C Preference Amount”). If the assets and funds are insufficient to permit the full payment of the Series C Preference Amount on all Series C Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the Series C Preferred Shares shall be distributed ratably among the holders of the Series C Preferred Shares in proportion to the aggregate Series C Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 4.6(i)(d).

(e)	Series B+ Liquidation Preference. If there are any assets or funds remaining after the Series F Preference Amount, the Series E Preference Amount, the Series D Preference Amount and the Series C Preference Amount have been paid in full pursuant to Section 4.6(i)(a) through (d) above, the holders of Series B+ Preferred Shares shall be entitled to receive for each Series B+ Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series B Preferred Shares, Series A+ Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, the amount equal to the sum of (i) 100% of the Deemed Series B+ Issue Price, plus all dividends declared and unpaid with respect thereto per Series B+ Preferred Share as approved by the Board of the Company, plus (ii) an interest accrued thereon at the simple rate of six percent (6%) per annum (calculated from the Deemed Series B+ Issue Date until the date of receipt by holders of Series B+ Preferred Shares of the full amount of the Series B+ Preference Amount) (collectively, the “Series B+ Preference Amount”). If the assets and funds are insufficient to permit the full payment of the Series B+ Preference Amount on all Series B+ Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the Series B+ Preferred Shares shall be distributed ratably among the holders of the Series B+ Preferred Shares in proportion to the aggregate Series B+ Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 4.6(i)(e).

(f)	Series B, Series A+, Series A and Series Seed Liquidation Preference. If there are any remaining assets or funds after the Series F Preference Amount, the Series E Preference Amount, the Series D Preference Amount, the Series C Preference Amount and the Series B+ Preference Amount have been paid in full pursuant to Section 4.6(i)(a) through (d) above, the holders of Series B Preferred Shares, Series A+ Preferred Shares, Series A Preferred Shares and Series Seed Preferred Shares (collectively, “Remaining Preferred Shares”) shall be entitled to receive for each Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Ordinary Shares, the amount equal to the sum of (i) 100% of the Deemed Series B Issue Price, Deemed Series A+ Issue Price, Deemed Series A Issue Price, and Deemed Series Seed Issue Price, plus all dividends declared and unpaid with respect thereto per Preferred Share as approved by the Board of the Company, as applicable, plus (ii) an interest accrued thereon at the simple rate of six percent (6%) per annum (calculated from the Deemed Series B Issue Date, Deemed Series A Issue Date, Deemed Series A+ Issue Date or Deemed Series Seed Issue Date until the date of receipt of the full amount of the Series B Preference Amount, Series A Preference Amount, Series A+ Preference Amount and Series Seed Preference Amount, as applicable) (collectively, the “Outstanding Preference Amount”). If the assets and funds are insufficient to permit the full payment of the Outstanding Preference Amount on all of the Remaining Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the Remaining Preferred Shares shall be distributed ratably among the holders of the Remaining Preferred Shares in proportion to the aggregate Outstanding Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 4.6(i)(f).

(g)	Participation. If there are any remaining assets or funds after the Preference Amount has been paid in full to the applicable holders of the Preferred Shares pursuant to Section 4.6(i)(a) through (f) above, the remaining assets and funds of the Company available for distribution to the Shareholders shall be distributed ratably among all Shareholders (including all Investors) according to the relative number of Shares held by such Shareholder on a fully-diluted and an as-converted basis.

For the avoidance of doubt, before the relevant Investor receives the full amount of their respective Preference Amount pursuant to Section 4.6(i)(a) through (f) above, none of the Founder, the Founder Holdcos and the ESOP SPV shall be entitled to receive any remaining assets and funds of the Company available for distribution under this Section 4.6(i)(g).

(ii)	Deemed Liquidation Event

(a)	Any Trade Sale of any Existing Group Company shall constitute and be treated as a “Deemed Liquidation Event”, unless otherwise waived in writing by three (3) or more Investor Directors.

Notwithstanding the foregoing, each of the following events shall be deemed as a “Deemed Liquidation Event”, no matter whether otherwise waived by the Investor Directors: (i) any consolidation, reorganization, amalgamation or merger of the Company, with or into any Person, or any other corporate reorganization or scheme of arrangement, including a sale or acquisition of the Equity Securities of the Company, in which the Shareholders of the Company immediately before such transaction own less than fifty percent (50%) of the equity ownership or voting power of the surviving company immediately after such transaction; (ii) change of Control of the Company; (iii) a sale, lease, transfer or other disposition of by any Group Company of all or substantially all of the assets and/or business of such Group Company to any Person, the effect of which is the disposition of all or substantially all of the assets and/or business of the Group Companies taken as a whole; and (iv) a sale, transfer, exclusive license or other disposition of by any Group Company of all or substantially all of the intellectual properties of such Group Company to any Person, the effect of which is the disposition of all or substantially all of the intellectual properties of the Group Companies taken as a whole. A Deemed Liquidation Event shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of Section 4.6(i), and any proceeds, whether in cash or properties, resulting from a Deemed Liquidation Event shall be distributed in accordance with Section 4.6(i).

(b)	Valuation of Properties. In the event that any Group Company receives from the Trade Sale consideration in the form of other equity interest, stock or other equity securities of other companies (the “Securities”), the Investors shall have the option to elect the Securities, cash or a combination of both as the form of payment for their applicable Preference Amount under Section 4.6(i). The value of the Securities shall be the higher of the following: (i) the value determined by the Company and the acquirer in the acquisition agreement (if any): or (ii) as of the date of payment of the applicable Preference Amount, in case of Securities tradable on the open market, the open market price of such Securities or, in the case of securities that cannot be traded on the open market, the valuation determined by an appraiser jointly appointed by more than two thirds (2/3) of the directors of the Board of Directors of the Company.

4.7	Drag-Along Right

(i)	Notwithstanding anything to the contrary contained herein, at any time (i) if each of the Actual Controller, Genesis Capital, Tencent, Tiger Fund and Eastern Bell and the Series F Lead Investor (collectively the “Drag Holders”) approves a Trade Sale of the Group Companies, and (ii) provided that (X) the valuation of the Group Companies immediately prior to such Trade Sale is no less than 1.2 times a valuation of the Company representing a per share price equaling to the Deemed Series F Issue Price, in case of any Trade Sale occurring prior to December 31, 2022, or (Y) the valuation of the Group Companies immediately prior to such Trade Sale is no less than 1.4 times a valuation of the Company representing a per share price equaling to the Deemed Series F Issue Price, in case of any Trade Sale occurring on or after January 1, 2023 and prior to December 31, 2023, or (Z) the valuation of the Group Companies immediately prior to such Trade Sale is no less than 2.0 times a valuation of the Company representing a per share price equaling to the Deemed Series F Issue Price, in case of any Trade Sale occurring on or after January 1, 2024, then the Drag Holders shall have the right to deliver a written notice to notify each other Shareholder of the Company of such Trade Sale, whereupon each such Shareholder shall, in accordance with the instructions received from the Drag Holders, take each of the actions set forth in clauses (a) and (b) below:

(a)	vote all of its Equity Securities of the Company in favor of such Trade Sale;

(b)	sell such Shareholder’s pro rata portion of the Equity Securities of the Company, on the same terms and conditions and at the sale price as approved by the Drag Holders.

Any proceeds received from the Trade Sale shall be distributed among the Shareholders of the Company in accordance with Section 4.6(i).

In no event shall the Shareholders’ obligations under this Section 4.7(i) result in violation of any laws and regulations with respect to the transfer of state-owned assets or any requirements of state-owned assets supervision and administration authorities; provided, however, that the Shareholders shall use their reasonable efforts to cause such Trade Sale to be consummated in accordance with the relevant provisions of this Schedule A.

Section 5.               PROTECTIVE PROVISIONS

5.1.	Notwithstanding anything to the contrary provided herein, the Company shall not, directly or indirectly, by amendment, merger, consolidation or otherwise, take any of the following actions without first obtaining the affirmative votes of more than two thirds (2/3) of the directors of the Board of the Company; provided further that, item (i), (ii), (iii), (vii), (xiii), (xviii), (xix) and (xx) shall require the Shareholders Level Approval. For the purpose of this Section 5.1, the term “Company” shall mean the Company itself as well as any and all of the other Group Companies, to the extent where applicable, and (b) for any time during the period from the Closing Date to the earlier of (x) the Conversion Date (as defined in the Notes) and (y) the date of the repayment in full of the Indebtedness under the Notes, Notes Majority shall be deemed as the majority of the Series F Preferred Shares:

(i)	Any major matters that may result in acquisition, merger, combination, division, transfer of major assets or voting power, or increase or decrease in the authorized share capital, issued share capital or registered capital, as applicable, of the Company or investment into third parties, or that is related to the bankruptcy, dissolution, or liquidation of the Company;

(ii)	Any increase or decrease in the authorized share capital, the issued share capital or the registered capital, as applicable, of the Company, or any cancellation or repurchase of equity securities of the Company, or any issuance, allotment or purchase of any share warrants, option rights or other securities convertible into the Company’s shares, excluding for (x) any Ordinary Shares (and/or options or warrants therefor) issued or granted to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the ESOP as approved by the Board; or (y) pursuant to contractual rights to repurchase Ordinary Shares held by employees, directors or consultants of the Company (other than the Founder) upon termination of their employment or services under the ESOP as approved by the Board; provided, however, that any future equity financing by the Company with a pre-money valuation of Company representing a per share price below the Deemed Series D Issue Price applicable to the Series D-2 Investor shall be jointly approved by Tiger Fund, Eastern Bell, Genesis Capital and Tencent; provided, however, further that any future equity financing by the Company with a pre-money valuation of Company representing a per share price below the Deemed Series E Issue Price shall be jointly approved by YF Capital, Tencent and Genesis Capital; provided, however, further that any future equity financing by the Company with a pre-money valuation of Company representing a per share price below the Deemed Series F Issue Price shall be approved by the holders of a majority of Series F Preferred Shares;

(iii)	Any action that authorizes, creates or issues any class of securities (or other securities that may be converted into such class of securities) of the Company having preferences superior to or on a parity with the any series of Preferred Shares or any other securities of the Company, or reclassify any outstanding Shares into Shares having rights, preferences, priority or privileges senior to or on parity with any series of Preferred Shares, or any action that will alter or change the rights, preferences or privileges of the Preferred Shares;

(iv)	Any Related-party Transactions outside the ordinary course of business of the Company, or regardless of whether it is a Related-party Transaction, any unfair transactions between the Company and any other Person (including but not limited to any non-arm's length transaction, any transaction under which the Company bears all obligations, any transaction with no value to the Company, or any other transaction which reduces or damages the economic benefits of the Company);

(v)	Creation of any mortgage, charge, guarantee, lien, warranty or other encumbrance over the self-owned assets of the Company in favor of any other Person; for the purpose of this provision, “any other Person” shall mean any Person other than the Company itself and any of its Subsidiaries indicated in the consolidated financial statements;

(vi)	Incurrence of any loan or advance to any Person in excess of RMB 20 million, except for advances and similar expenditures incurred in the ordinary course of business of the Company;

(vii)	Any material change to the business scope, nature and/or activities of the Company, entering any new lines of business that are not related to the Principal Business of the Company, or any change of the company name, or termination of the Principal Business of the Company;

(viii)	Any sale, assignment, lease or disposal of any assets or business where the value of such assets or business would exceed RMB 20 million, except for any transactions made in the ordinary course of business of the Company;

(ix)	Incurrence of any investment or other capital expenditure by the Company in excess of RMB 1 million in a single transaction or in excess of RMB 20 million in the aggregate in any fiscal year;

(x)	Conclusion of any debt settlement agreement or other arrangement with any creditor or debtor of the Company where the amount exceeds RMB 20 million (including any debt settlement agreement between the Group Company, as a creditor, and the Actual Controller or any of its Affiliate, as a debtor, regardless of the amount of the debt settlement agreement), except for settlement of any dispute brought by the Company with respect to account receivables to be received in the ordinary course of business;

(xi)	Execution, alteration or termination of any contracts or agreements by the Company, which would bring material adverse effect upon the business operation of the Company;

(xii)	Execution, alteration, suspension or termination of any sale, license (except for those made in the ordinary course of business of the Company) or assignment of or relating to any intellectual property rights of the Company;

(xiii)	Declaration or payment of dividends or other distributions to shareholders of the Company;

(xiv)	Appointment or removal of the chief financial officer and senior officers at the level of vice president or above, including the chairman, chief executive officer, general manager, deputy general manager and chief financial officer, and determination of their remuneration;

(xv)	Any plan or arrangement for capital market financing (including IPO and over-the-counter trading) by the Company at any domestic and/or overseas capital markets;

(xvi)	Review and approval of the annual financial budget and annual account report of the Company;

(xvii)	Appointment or replacement of the accounting firm of the Company;

(xviii)	Amendment to the articles of association of the Company;

(xix)	Formulation and implementation of the employee stock option plans or other incentive arrangements (other than the ESOP already established as of the date of the Shareholders Agreement), amendment to the ESOP already established as of the date of the Shareholders Agreement, or increase of the shares reserved for the ESOP already established as of the date of the Shareholders Agreement; and

(xx)	Other matters that may seriously affect the rights and interests of the Investors.

5.2.	In addition to Section 5.1,

(i)	the listing venue of an IPO by the Company shall be subject to no more than one of the following six entities having notified its objection to the Company in relation to such venue: (i) Tiger Fund, (ii) Eastern Bell, (iii) Genesis Capital, (iv) Tencent, (v) YF Capital and (vi) the holders of a majority of Series F Preferred Shares from time to time. If any of the person set out in (i) to (vi) above ceases to hold any shares issued by the Company, it shall be removed from this list; and

(ii)	any IPO by the Company that does not meet the valuation threshold provided in the definition of the Qualified IPO shall also be subject to the approval by the holders of a majority of the Ordinary Shares and the holders of a majority of Series F Preferred Shares.